UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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PennyMac Mortgage Investment Trust
(Name of Registrant as Specified In Its Charter)

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Notice of Annual Meeting and Proxy Statement

2025

Pennymac Mortgage Investment Trust 2025 Notice of Annual Meeting and Proxy Statement

3043 TOWNSGATE ROAD WESTLAKE VILLAGE, CALIFORNIA 91361

April 29, 2025

Dear Shareholder:

You are cordially invited to attend the 2025 Annual Meeting of Shareholders, or the Annual Meeting, of PennyMac Mortgage Investment Trust to be held on Tuesday, June 24, 2025, at 11:00 a.m. Pacific Time. The Annual Meeting will be conducted online via live webcast at www.virtualshareholdermeeting.com/PMT2025.

The Notice of 2025 Annual Meeting of Shareholders and Proxy Statement are attached to this letter and contain information about the matters on which you will be asked to vote at the Annual Meeting. We will transact no other business at the Annual Meeting, except for business properly brought before the Annual Meeting or any postponement or adjournment thereof by our Board of Trustees. Only our common shareholders of record at the close of business on April 28, 2025, the record date, are entitled to vote at the Annual Meeting.

Your vote is very important. Please carefully read the Notice of 2025 Annual Meeting of Shareholders and Proxy Statement so that you will know the matters on which we plan to vote at the Annual Meeting, and then vote your shares by proxy by mail, by Internet or by telephone as soon as possible to make sure that your shares are represented at the Annual Meeting.

ONLINE ANNUAL MEETING: To participate in the online Annual Meeting, you will need to log-in to www.virtualshareholdermeeting.com/PMT2025 using the 16-digit control number found on the proxy card, voting instruction form, notice of internet availability of proxy materials or email, as applicable, previously sent or made available to shareholders entitled to vote at the Annual Meeting. Please read “INFORMATION CONCERNING VOTING AND SOLICITATION—Who can attend the Annual Meeting?” in the accompanying Proxy Statement. If it is determined the Annual Meeting will be held at a different time or in a different location or format, an announcement of any such updates will be provided by means of a press release, which will be posted on our website pennymacmortgageinvestmenttrust.com and filed with the Securities and Exchange Commission (SEC) via its EDGAR system.

On behalf of our Board of Trustees, we look forward to your participation in our upcoming online Annual Meeting.

Sincerely,

DAVID A. SPECTOR

Chairman and Chief Executive Officer

3043 Townsgate Road Westlake Village, California 91361

Notice of 2025 Annual Meeting of Shareholders

Date and Time:	Tuesday, June 24, 2025 at 11:00 a.m. Pacific Time

Location:	Online via live webcast at www.virtualshareholdermeeting.com/PMT2025

Record Date:

April 28, 2025. Only shareholders of record at the close of business on the record date are entitled to receive notice of, and vote at, the 2025 Annual Meeting of Shareholders, or Annual Meeting, and any continuation, postponement or adjournment thereof.

Mailing Date:

We intend to mail the Notice Regarding the Availability of Proxy Materials, or the Proxy Statement and proxy card, as applicable, on or about April 29, 2025 to our shareholders of record on the record date.

Items of Business:	•	To elect the three (3) Class I trustees identified in the enclosed Proxy Statement to serve on our Board of Trustees, each for a term expiring at the 2028 annual meeting of shareholders;

	•	To ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2025;

	•	To approve, by non-binding vote, our executive compensation; and

	•	To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

Attendance:

To be admitted to the Annual Meeting virtually, you will need to log-in to www.virtualshareholdermeeting.com/PMT2025 using the 16-digit control number found on the proxy card, voting instruction form, notice of internet availability of proxy materials or email, as applicable, previously sent or made available to shareholders entitled to vote at the Annual Meeting. Please read “INFORMATION CONCERNING VOTING AND SOLICITATION—Who can attend the Annual Meeting?” in the accompanying Proxy Statement.

Voting:

Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy by mail, by Internet or by telephone as soon as possible to make sure that your shares are represented at the Annual Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct that firm or bank as to how to vote your shares.

By Order of the Board of Trustees,

DEREK W. STARK

Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON JUNE 24, 2025:

This Notice of 2025 Annual Meeting of Shareholders, Proxy Statement and 2024 Annual Report to Shareholders, which includes our Annual Report on

Form 10-K for the fiscal year ended December 31, 2024, are available at www.proxyvote.com.

| 2025 Proxy Statement	i

PROXY STATEMENT SUMMARY

Proxy Statement Summary

This summary contains highlights about our Board of Trustees and our upcoming 2025 Annual Meeting of Shareholders, or Annual Meeting. References in this Proxy Statement to “we,” “us,” “our,” or “the Company,” refer to PennyMac Mortgage Investment Trust unless the context otherwise requires. This summary does not contain all of the information that you should consider in advance of the Annual Meeting and we encourage you to read the entire Proxy Statement before voting.

2025 Annual Meeting of Shareholders

Date and Time:	Tuesday, June 24, 2025, at 11:00 a.m. Pacific Time
Location:	Online via live webcast at www.virtualshareholdermeeting.com/PMT2025
Record Date:	April 28, 2025
Mail Date:	April 29, 2025

Voting Matters and Board Recommendations

Matter		Our Board Vote Recommendation
Proposal 1:

Election of three (3) Class I trustees to the Board of Trustees identified in this Proxy Statement to serve on our Board of Trustees, each for a term expiring at the 2028 annual meeting of shareholders

FOR each Trustee Nominee
Proposal 2:	Ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2025	FOR
Proposal 3:	Approval, by non-binding vote, of our executive compensation	FOR

Trustee Nominees

Trustee Nominees	Age	Trustee Since	Principal Occupation / Key Experience	Committee Membership
Scott W. Carnahan	71	2009	Senior Advisor to FTI Consulting, Inc.	Audit Finance Related Party Matters
Donna M. Corley	51	2023	Former Executive Vice President and Head of Single-Family Business, Freddie Mac	Finance Risk
Renee R. Schultz	56	2021	Former Senior Vice President, Capital Markets, Fannie Mae	Compensation Finance Related Party Matters

| 2025 Proxy Statement	1

PROXY STATEMENT SUMMARY

Corporate Governance Highlights

We continuously monitor developments, trends and best practices in corporate governance and consider feedback from shareholders and proxy advisory firms, as appropriate, when enhancing our governance, policies and structure.

✓ Shareholder Right to Amend the Bylaws. Our Second Amended and Restated Bylaws provide shareholders with the concurrent right to amend our Bylaws by the affirmative vote of a majority of all votes entitled to be cast on a matter pursuant to a proposal submitted by a group of up to five shareholders holding at least 1% of our outstanding common shares continuously for at least one year.

✓ Trustee Limitations on Number of Boards. A trustee who is currently serving as a chief executive officer of a public company, including our Chief Executive Officer, is not permitted to serve on more than two outside public company boards. No other trustee is permitted to serve on more than five outside public company boards.

✓ Majority Voting Standard in the Election of Trustees. Our Second Amended and Restated Bylaws provide for a majority voting standard for uncontested trustee elections and a plurality voting standard for contested trustee elections.

✓ Independent Lead Trustee. On March 19, 2024, the independent trustees of our Board elected Preston DuFauchard as our independent lead trustee for a second three-year term.

✓ Trustee Resignation Policy. Our Corporate Governance Guidelines include a requirement that any trustee nominee who fails to receive a majority vote in an uncontested election will promptly tender his or her resignation to the Board.

✓ Board Refreshment. We have robust processes to identify, evaluate and select qualified trustee candidates to become trustees and we regularly assess the size and composition of the Board. We have added five trustees since 2021.

✓  Shareholder Engagement. We value the perspectives of our shareholders. Our Investor Relations department regularly engages in outreach activities and discussions with a significant portion of our shareholders.

✓ Regular Executive Sessions. Our independent trustees meet privately on a regular basis. Our independent lead trustee presides at such meetings.

✓ Robust Share Ownership Guidelines. We have robust share ownership guidelines for our non-management trustees (five times base annual retainer) and executive officers ($2 million for our Chief Executive Officer; $500,000 for all other executive officers).

✓ Regular Board Evaluation. The Nominating and Corporate Governance Committee sponsors an annual self-assessment of the Board’s performance as well as the performance of each committee of the Board.

We believe our Board possesses deep and broad skill sets and specific experience and expertise that facilitate strong oversight and strategic direction for us as a leading residential mortgage real estate investment trust, or REIT.

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PROXY STATEMENT SUMMARY

Trustee Skills and Qualifications

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PROXY STATEMENT SUMMARY

2024 Business Highlights(1)

Strong returns to shareholders compared to the

broader mortgage REIT industry

(1)

For complete information regarding our 2024 financial performance, shareholders should read “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited consolidated financial statements and accompanying notes thereto contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on February 20, 2025 and is being made available to shareholders with this Proxy Statement as a part of our 2024 Annual Report to Shareholders.

(2)

Assumes $100 invested in PennyMac Mortgage Investment Trust common shares and other stock market indices. The graph above displays certain information comparing the cumulative total return on our common shares to the cumulative total return of the Russell 2000 Index and the Dow Jones US Mortgage REIT Index. The comparison period is from December 31, 2021 to December 31, 2024, and the calculation assumes reinvestment of any dividends.

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CORPORATE GOVERNANCE

Corporate Governance

Trustee Qualification, Board Refreshment and Selection Criteria

The Nominating and Corporate Governance Committee is responsible for developing the general criteria, subject to approval by the full Board, for use in identifying, evaluating and selecting qualified candidates for election or re-election to our Board. The Nominating and Corporate Governance Committee periodically reviews with our Board the appropriate skills and characteristics required of Board members in the context of the current composition of our Board. Final approval of trustee candidates is determined by the full Board, and invitations to join our Board are extended by our Chairman on behalf of the entire Board.

Randall A. Hadley did not stand for re-election in 2024. On June 12, 2024, the Board elected Setareh (SiSi) Pouraghabagher as a Class III trustee. The Nominating and Corporate Governance Committee and the Board determined that Ms. Pouraghabagher should be elected as a trustee because of her leadership and operational experience as a financial executive at public financial service corporations, private technology companies, public accounting firms, and her role in higher education. In addition, Ms. Pouraghabagher is an experienced financial services executive with a strong background in banking, insurance, consulting and accounting with financial risk management and regulatory experience. The Nominating and Corporate Governance Committee did not retain an independent third party to assist in identifying Ms. Pouraghabagher.

The Nominating and Corporate Governance Committee, in accordance with our Corporate Governance Guidelines, seeks to create a board that is strong in its collective knowledge and has skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, risk management, corporate governance, and knowledge of the mortgage and REIT sectors and the global markets. In its efforts to support a Board with a wide range of skills and perspectives, the Nominating and Corporate Governance Committee considers various factors, including personal and professional backgrounds, which can contribute to diverse viewpoints, enhancing overall Board composition and effectiveness. In considering candidates for our Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards and in light of the needs of our Board and our Company at that time, given the then current mix of trustee attributes. The Nominating and Corporate Governance Committee also considers a candidate’s accessibility and availability to serve effectively on our Board, and it conducts inquiries into the background and qualifications of potential candidates. With respect to the nomination of continuing trustees for re-election, the individual’s past contributions to our Board are also considered.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for trustee. The Nominating and Corporate Governance Committee assesses the appropriate size of our Board and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that a vacancy is anticipated, or otherwise arises, the Nominating and Corporate Governance Committee considers whether to fill any such vacancy and, if so, identifies various potential candidates for trustee. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year.

Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of our Board, professional search firms or other persons. The Nominating and Corporate Governance Committee will also consider recommendations for nominees properly submitted by our shareholders. These recommendations should be submitted in writing to our Secretary at our principal executive offices located at 3043 Townsgate Road, Westlake Village, California 91361. If any materials are provided by a shareholder in connection with a recommendation for a trustee nominee, such materials are forwarded to the Nominating and Corporate Governance Committee. Following verification of the shareholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating and Corporate Governance Committee, in the same manner as other recommendations, at its next regularly scheduled or special meeting.

Independence of Our Trustees

The New York Stock Exchange, or NYSE, rules require that at least a majority of our trustees be independent of our Company and management. The rules also require that our Board affirmatively determine that there are no material relationships between a trustee and us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) before such trustee can be deemed independent. We have adopted independence standards consistent with NYSE and SEC rules. Our Board has reviewed both direct and

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CORPORATE GOVERNANCE

indirect transactions and relationships that each of our trustees has or had with us and our management. In addition, during Fiscal 2024, our independent trustees also included Randall A. Hadley, who did not stand for re-election in 2024.

As a result of this review, our Board, based upon the fact that none of our non-management trustees have any material relationships with us other than as trustees and holders of our common shares, affirmatively determined that 80% of our current trustees are independent trustees under NYSE rules. Our independent trustees are Messrs. Carnahan and DuFauchard and Mmes. Corley, Lynch, McAllister, Pouraghabagher, Schultz and Stewart.

Board of Trustees Leadership and Independent Lead Trustee

Our Chairman and the independent lead trustee provide leadership to and work with our Board to define its structure and activities in the fulfillment of its responsibilities. The Board determined in March 2025 that the position of Chairman of the Board should continue to be held by David A. Spector. Mr. Spector has served as a key executive since our formation in 2009 and through our growth into one of the leading public mortgage REITs. The Board believes Mr. Spector’s past experience has made him uniquely positioned to lead and oversee the Board and identify and execute our future strategic initiatives. In addition, Mr. Spector has proven himself capable of leading Board discussions on new initiatives and strategic priorities, facilitating internal Board communication and ensuring proper Board oversight of key issues.

This determination is based, in part, on our belief that independent trustees and management have different perspectives and roles in strategy development. Our independent trustees bring experience, oversight and expertise from outside our Company and industry, while the Chief Executive Officer brings company-specific experience and expertise. We believe our Chief Executive Officer is thus better situated to serve as Chairman of the Board because he is able to utilize the in-depth focus and perspective gained in running our Company to effectively and efficiently lead our Board. As the trustee most familiar with our business and industry, he is capable of identifying new initiatives and businesses, strategic priorities and other critical and/or topical agenda items for discussion by our Board and then leading the discussion to ensure our Board’s proper oversight of these issues. Our Board believes that the combined role of Chairman of the Board and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and our Board, all of which are essential to effective governance.

This determination is also based on what we consider to be a strong governance structure already in place, including the appointment of an influential independent lead trustee with a strong voice. The independent lead trustee works with our Chairman of the Board and other trustees to provide informed, independent oversight of our management and affairs. Among other things, the independent lead trustee reviews and provides input on Board meeting agendas and materials, coordinates with committee chairs to ensure the committees are fulfilling the responsibilities set forth in their respective charters, serves as the principal liaison between our Chairman of the Board and the independent trustees, and chairs an executive session of the independent trustees at each regularly scheduled Board meeting. On March 19, 2024, the independent trustees of our Board re-elected Preston DuFauchard as our independent lead trustee for an additional three-year term.

Succession Planning

Our Board oversees management’s succession plan for the Chairman and Chief Executive Officer and other key positions at the executive officer level. Our Board annually reviews succession plans for the Chairman and Chief Executive Officer and executive management. In addition, the Chairman and Chief Executive Officer annually provides to our Board his assessment of executive leaders and their potential to succeed at key executive management positions.

Trustee Education

New trustees receive an orientation upon joining the Board, including the opportunity to meet with members of management, which is designed to familiarize new trustees with the Company’s purpose, business, operations, strategic direction, financial matters, risk management, corporate governance practices and other key policies and practices. The Board also believes in the importance of continuing trustee education to enhance the performance of the Board and its committees. All trustees are offered membership with the National Association of Corporate Directors, a nationally recognized organization providing corporate governance and director and trustee education. In addition, trustees receive ongoing internal education from management and the Company’s advisors on matters relevant to the Company’s business, industry trends and developments, corporate governance and other appropriate subjects to assist the trustees in discharging their duties.

6	| 2025 Proxy Statement

CORPORATE GOVERNANCE

The Role of the Board in Risk Oversight

Our senior management is responsible for designing, implementing and maintaining an effective and appropriate approach for managing enterprise risk. Our Board and each of its committees, and in particular the Audit and Risk Committees, have an active role in overseeing our enterprise risk management process, while supporting organizational objectives, improving long-term organizational performance and creating shareholder value. A fundamental part of risk management oversight is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for our Company. The involvement of the full Board in determining our business strategy is a key part of its assessment of management’s appetite for risk and determination of what constitutes an appropriate level of risk for our Company.

Our Board encourages senior management to promote a culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. Our Board continually works, with the input of the Company’s senior management, to assess and analyze the most likely areas of future risk. While our Board has the ultimate oversight responsibility for the risk management process, particularly with respect to those risks inherent in the operation of our businesses, the committees of our Board also share responsibility for overseeing specific areas of risk management as follows:

Board Committees	Primary Risk Oversight Responsibility

Audit Committee

The Audit Committee focuses on risks associated with the Company’s financial reporting processes and internal controls and receives an annual risk assessment report from our internal auditors. The Audit Committee also discusses with management the Company’s major financial risks and the framework management has established to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

Compensation Committee

The Compensation Committee focuses on oversight of our compensation policies and practices, including whether such policies and practices balance risk taking and rewards in an appropriate manner that is in alignment with shareholder interests and does not encourage excessive risk taking.

Finance Committee	The Finance Committee focuses on risks relating to our Company’s liquidity and capital resources and our investment policies and strategies.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee focuses on risks associated with proper board governance, including the independence of our trustees and the assessment of the performance and effectiveness of each member and Board committee. The Nominating and Corporate Governance Committee also has specific oversight responsibility for risks relating to our corporate sustainability policies, practices and initiatives, including human capital management, community involvement, corporate governance and stakeholder reports.

Related Party Matters Committee

The Related Party Matters Committee focuses on risks arising out of potential conflicts of interest including those between us, on the one hand, and PennyMac Financial Services, Inc. and its subsidiaries (“PFSI”), on the other hand. We are managed by PNMAC Capital Management, LLC (our “Manager”), a registered investment adviser and subsidiary of PFSI. In addition, our loan production and servicing activities are performed by PennyMac Loan Services, LLC (our “Servicer”), also a subsidiary of PFSI.

Risk Committee

The Risk Committee oversees our enterprise risk profile and management’s approach for assessing, monitoring and controlling risks, such as production and servicing risks, credit risks, mortgage compliance risks, information technology and cybersecurity risks, climate risks, litigation risks and other risks. The Risk Committee, as well as other members of the Board, receive updates from the Company’s Chief Information Officer and Chief Information Security Officer on the overall data privacy and cybersecurity risk environment, including risk assessments and reports.

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CORPORATE GOVERNANCE

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about the nature of all such risks.

The Role of the Board in Cybersecurity

Our Board oversees our cybersecurity risks by periodically evaluating cybersecurity reports from senior management, including the Chief Information Officer and the Chief Information Security Officer, as well as reports from the Board committees and third-party consultants. The Risk Committee oversees our enterprise risk management framework, including risk and controls associated with data security, cybersecurity, IT infrastructure, and data privacy. The Audit Committee oversees the internal and external auditors’ review of the effectiveness of our internal controls to mitigate cybersecurity risks.

Committees of the Board of Trustees

Our Board has established six principal committees: the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating and Corporate Governance Committee, the Related Party Matters Committee and the Risk Committee. In addition to the standing committees described above, our Board may also establish ad hoc committees for limited periods of time in order to address particular matters. Our Board committees have also adopted written charters that govern their conduct, each of which is available on our website at pennymacmortgageinvestmenttrust.com.

Current Board chairs and committee members are identified in the following table:

Trustees	Audit	Compensation	Finance	Nominating & Corporate Governance	Related Party Matters	Risk

Non-Management Trustees

Scott W. Carnahan	✓		✓		CC

Donna M. Corley			CC			✓

Preston DuFauchard*				✓	✓	✓

Catherine A. Lynch	CC			✓	✓

Nancy McAllister		✓	✓			CC

Setareh (SiSi) Pouraghabagher	✓				✓

Renee R. Schultz		CC	✓		✓

Stacey D. Stewart		✓		CC

Management Trustees

David A. Spector †

Doug Jones

† – Chairman of the Board

* – Independent Lead Trustee

CC – Committee Chair

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CORPORATE GOVERNANCE

The primary responsibilities, membership and meeting information for the Board committees are summarized below:

Audit Committee	Primary Responsibilities
Members:

The Audit Committee assists our Board in overseeing:

•  our accounting and financial reporting processes;

•  the integrity and audits of our financial statements;

•  our internal control function;

•  our compliance with related legal and regulatory requirements;

•  the effectiveness of our compliance programs as they relate to applicable laws and regulations governing securities, financial and accounting matters;

•  the framework established to monitor major financial risk exposures, including risk assessment and risk management policies;

•  the qualifications and independence of our independent registered public accounting firm; and

•  the performance of our independent registered public accounting firm and our internal auditors.

The Audit Committee is also responsible for preparing an audit committee report to be included in our annual proxy statement, reviewing and discussing management’s discussion and analysis of financial condition and results of operations to be included in our SEC filings, the engagement, retention and compensation of our independent registered public accounting firm, reviewing with our independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by our independent registered public accounting firm, considering the range of audit and permissible non-audit fees, and reviewing the adequacy of our internal accounting controls.

Catherine A. Lynch, Chair Scott W. Carnahan Setareh (SiSi) Pouraghabagher Randall A. Hadley* *Until June 12, 2024
Meetings in 2024: 12

Ms. Lynch, Mr. Carnahan and Ms. Pouraghabagher are each an “audit committee financial expert,” as that term is defined by the SEC. Each of the members of the Audit Committee is “financially literate” under the rules of the NYSE.

Our Board has determined that all of the trustees serving on the Audit Committee are independent under the applicable rules of the NYSE and SEC. For additional information on the Audit Committee, please see the section below entitled “Report of the Audit Committee.”

Compensation Committee	Primary Responsibilities
Members:

The principal functions of the Compensation Committee are to:

•  evaluate the performance of our Chief Executive Officer and other executive officers;

•  review and/or recommend to the Board the compensation of our Chief Executive Officer and other executive officers;

•  adopt and administer compensation policies, plans and benefit programs for our executive officers and all other members of our executive team;

•  review and recommend to our Board compensation plans, policies and programs;

•  prepare the Compensation Committee report on executive compensation to be included in our annual proxy statement;

•  review and discuss our compensation discussion and analysis to be included in our annual proxy statement;

•  recommend to our Board the compensation for our independent trustees;

•  administer the 2019 Equity Incentive Plan;

The Compensation Committee may form, and delegate authority to, subcommittees when it deems appropriate to the extent permitted under applicable law.

Renee R. Schultz, Chair Nancy McAllister Stacey D. Stewart
Meetings in 2024: 4
Our Board has determined that all of the trustees serving on the Compensation Committee are independent under the applicable rules of the NYSE and SEC.

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CORPORATE GOVERNANCE

Finance Committee	Primary Responsibilities
Members:

The Finance Committee is responsible for overseeing the financial objectives, policies, procedures and activities of our Company, including a review of our capital structure, sources of funds, liquidity and financial position. In connection with these responsibilities of the Finance Committee, its principal functions are to:

•  review, assess and monitor our capital structure, liquidity, capital adequacy and reserves;

•  review and assess any policies we may establish from time to time that relate to our liquidity management, capital structure and dividend approvals;

•  review our short- and long-term investment strategy, investment policies and the performance of our investments;

•  review our mortgage loan sale and securitization activities;

•  monitor our capital budget; and

•  review our policies and procedures on hedges, swaps and other derivative transactions.

Donna M. Corley, Chair Scott W. Carnahan Nancy McAllister Renee R. Schultz
Meetings in 2024: 4
Our Board has determined that all of the trustees serving on the Finance Committee are independent under the applicable rules of the NYSE.

Nominating and Corporate Governance Committee	Primary Responsibilities
Members:

The principal functions of the Nominating and Corporate Governance Committee are to:

•  seek, consider and recommend to the full Board qualified candidates for election as trustees and then recommend nominees for election as trustees at the annual meeting of shareholders;

•  recommend to the Board individuals qualified to be appointed as our Company’s executive officers;

•  periodically prepare and submit to our Board for adoption the Nominating and Corporate Governance Committee’s selection criteria for trustee nominees;

•  review and make recommendations to our Board on matters involving the general operation of our Board and our corporate governance guidelines;

•  annually recommend to our Board nominees for each of its committees;

•  annually assess our stock ownership guidelines;

•  annually facilitate the assessment of the performance of the individual committees and our Board as a whole and reporting thereon to our Board; and

•  oversee our policies, practices and initiatives regarding corporate sustainability.

Stacey D. Stewart, Chair Preston DuFauchard Catherine Lynch
Meetings in 2024: 4
Our Board has determined that all of the trustees serving on the Nominating and Corporate Governance Committee are independent under the applicable rules of the NYSE.

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CORPORATE GOVERNANCE

Related Party Matters Committee	Primary Responsibilities
Members:

The principal functions of the Related Party Matters Committee are to:

•  establish policies and procedures related to the identification and management of certain transactions, and resolve other potential conflicts of interest, between us and any of our subsidiaries, on the one hand, and our Manager, our Servicer and their affiliates, on the other hand;

•  establish policies and procedures related to the identification of any other transactions in which certain related parties, including our trustees, executive officers and their family members, have a direct or indirect interest;

•  oversee and administer all such policies; and

•  review, approve and, if necessary, make recommendations to the Board regarding all such transactions, including, but not limited to, our management agreement, flow servicing agreement, mortgage banking services agreement, MSR recapture agreement, and mortgage loan purchase agreement with our Manager, our Servicer and their affiliates, and any amendments of or extensions to such agreements.

Since 2013, Mr. Joseph Sturtevant has been engaged by the Related Party Matters Committee as its outside independent consultant. In such role, Mr. Sturtevant provides the Related Party Matters Committee with financial consulting relating to, and monitoring and analysis of, our various fee arrangements and related party transactions with our Manager, our Servicer and their affiliates.

Scott W. Carnahan, Chair Preston DuFauchard Catherine A. Lynch Setareh (SiSi) Pouraghabagher Renee R. Schultz Randall A. Hadley* *Until June 12, 2024
Meetings in 2024: 13
Our Board has determined that all of the trustees serving on the Related Party Matters Committee are independent under the applicable rules of the NYSE.

Risk Committee	Primary Responsibilities
Members:

The principal function of the Risk Committee is to assist our Board in fulfilling its oversight responsibilities relating to the Company’s overall risk profile and management’s approach for assessing, monitoring and controlling such risks. In carrying out its duties, the responsibilities of the Risk Committee include, but are not limited to, the following:

•  reviewing, discussing and overseeing our Manager’s establishment and operation of its enterprise risk management (and any significant changes thereto) in relation to our Company;

•  reviewing annually our Manager’s enterprise risk management policies;

•  overseeing our Manager’s responsibilities for key risks, including production and servicing risks, credit risks, mortgage compliance risks, information technology and cybersecurity risks, climate risks, litigation risks and such other risks as may be identified by management from time to time; and

•  directing our Manager to evaluate the effectiveness of its risk management.

Nancy McAllister, Chair Donna M. Corley Preston DuFauchard
Meetings in 2024: 4
Our Board has determined that all of the trustees serving on the Risk Committee are independent under the applicable rules of the NYSE.

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CORPORATE GOVERNANCE

Board of Trustees and Committee Meetings

During Fiscal 2024, our Board held five meetings. All trustees are expected to make every effort to attend all meetings of the Board and meetings of the committees of which they are members. Each trustee attended at least 75% of the aggregate number of meetings held in Fiscal 2024 for the period during which such trustee served with respect to meetings of our Board and each committee on which such trustee served.

Executive Sessions of the Independent Trustees

Our Corporate Governance Guidelines require that our Board hold at least four regularly scheduled meetings each year and that our independent trustees meet in executive session without management on a regularly scheduled basis. These executive sessions, which are designed to promote unfettered discussions among our independent trustees, are presided over by the independent lead trustee, Mr. DuFauchard.

Board of Trustee Attendance at the 2024 Annual Meeting of Shareholders

We expect each member of the Board to attend our annual meetings of shareholders except for absences due to causes beyond the reasonable control of the trustee. All trustees attended the 2024 annual meeting of shareholders.

Board Evaluations

The charters of each of the Audit Committee, Compensation Committee, Finance Committee, Nominating and Corporate Governance Committee, Related Party Matters Committee and Risk Committee require an annual performance evaluation. The Nominating and Corporate Governance Committee oversees the annual Board assessment process and the implementation of the annual committee assessments. The performance evaluations may be conducted by the Chair of the Nominating and Corporate Governance Committee or by engaging an external evaluator. The key areas of focus for the evaluation are Board operations, Board accountability and committee performance. The results of the evaluation are reviewed with each respective committee and the full Board. Below is an example of a typical external board evaluation led by an external evaluator.

Commencement	Evaluation	Analysis	Findings	Follow-Up

The Nominating and Corporate Governance Committee Chair or external evaluator develops a comprehensive questionnaire to serve as the basis for the interview with each trustee.	Questionnaires are distributed and the Chair or external evaluator interviews each trustee, soliciting feedback on the effectiveness of the Board and the trustees individually including on Board size, compositions, Board and committee structure and overall performance.	The Chair or the external evaluator synthesizes the interview discussions and prepares a summary of findings and themes for the Nominating and Corporate Governance Committee.

The Chair or external evaluator presents findings and themes at a meeting of the Nominating and Corporate Governance Committee, which discusses such findings. The Nominating and Corporate Governance Committee Chair then presents the findings to the Board.

Results requiring additional considerations are addressed at subsequent meetings and reported back to the Board, where appropriate.

Codes of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which sets forth the basic principles and guidelines for resolving various legal and ethical questions that may arise in the workplace and in the conduct of our business. The Code of Business Conduct and Ethics is applicable to all of our employees, officers and trustees.

In addition, we have adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers, which sets forth specific policies to guide these individuals in the performance of their duties. The Code of Business Conduct and Ethics and the Code of Ethics for the Chief

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CORPORATE GOVERNANCE

Executive Officer and Senior Financial Officers are available on our website at pennymacmortgageinvestmenttrust.com. Our employees, officers and trustees are also encouraged to anonymously report suspected violations of the Code of Business Conduct and Ethics through various means, including a toll-free hotline available 24 hours a day, seven days a week.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines, available on our website at pennymacmortgageinvestmenttrust.com, which, in conjunction with the charters and key practices of the committees of our Board, provide the framework for the governance of our Company. Pursuant to the majority voting standard in our Second Amended and Restated Bylaws, our Corporate Governance Guidelines also provide that if any nominee for trustee in an uncontested election fails to receive a majority vote for election or re-election, if so required, the trustee will promptly tender to the Board for its consideration his or her offer to resign from the Board.

Communications with our Board of Trustees

Our shareholders and other interested persons may send written communications to the Board, committees of the Board and individual trustees (including our independent lead trustee or the independent/non-management trustees as a group) by mailing those communications to:

Board of Trustees / Board Committee / Trustee(s)

c/o PennyMac Mortgage Investment Trust

Attn: Corporate Secretary

3043 Townsgate Road

Westlake Village, California 91361

Generally, these communications are sent by us directly to the specified addressee. Any communication that is primarily commercial, offensive, illegal or otherwise inappropriate, or does not substantively relate to the duties and responsibilities of our Board, may not be forwarded.

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CORPORATE SUSTAINABILITY

Corporate Sustainability

Stakeholder Engagement

Our corporate sustainability approach starts with acknowledging that our stakeholders and those of our manager are the beneficiaries of our growth and success as an enterprise.

Our DNA

Our core values and DNA are centered around being the most trusted partner to our stakeholders.

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CORPORATE SUSTAINABILITY

Corporate Sustainability Priorities Aligned with our Strategic Objectives

With oversight from our Board and its various committees, we are committed to being responsive to our stakeholders as it relates to managing the impacts of our business activities and continuously improving our corporate sustainability and related disclosures. Our Board believes that it is important to establish a robust corporate sustainability program and framework that will support our corporate initiatives. Our corporate sustainability report is prepared by our Senior Managing Director and Chief Human Resources Officer and our Managing Director, Corporate Sustainability. We maintain a corporate sustainability policy, which defines the framework requirements and governing platform for how we identify and manage corporate sustainability impacts of our operations in furtherance of our strategic plans.

Board and Management Oversight Policies and Procedures Monitoring and Evaluation Sustainability Reporting

We maintain a pay-for-performance culture but we also acknowledge that our core business centered on the essential public good of homeownership serves a broader purpose. Mortgage banking-related investments and production activities allow us to help fund and facilitate home purchases and refinancing activity that make homes more affordable. We also encourage and support our corporate sustainability objectives through our Board governance, our employees and operations and through our community commitments. Our corporate sustainability priorities promote our long-term growth that benefits all of our investors, employees, housing industry customers and other stakeholders. We hold ourselves accountable for managing the corporate sustainability impact of our business activities through a number of operational initiatives.

We and our Manager seek to operate our facilities in an environmentally sustainable manner that manages our impact on the environment by investing in sustainable products and services, committing to increased waste recycling, focusing on energy efficiency and engaging in conservative water consumption practices. We and our Manager are committed to environmental sustainability and energy conservation and recognize the importance of being a responsible steward of the environment.

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CORPORATE SUSTAINABILITY

Corporate Sustainability and Board Committee Oversight

Our Board has established a set of principles, guidelines and practices that support sustainable financial performance and long-term value creation for our stakeholders supported by Board committee oversight:

Nominating and Corporate Governance Committee	Review of our overall corporate sustainability policies, practices and initiatives, including human capital management, community involvement, corporate governance and stakeholder reports.

Audit Committee

Review of our financial disclosures, as well as human capital disclosures in our SEC filings, and monitoring of regulatory developments pertaining to best practices in environmental and sustainability policies and disclosures.

Compensation Committee	Review of our proxy statement compensation disclosures, our corporate sustainability and human capital performance in determining compensation and managing talent and our Say-On-Pay voting results.

Risk Committee

Review of the physical environmental risks as well as risks related to transitioning to a low carbon economy that may impact properties that we own or that collateralize loans we own, or locations where we conduct operations.

Board and Workforce Composition

Six women serve as trustees representing 60% of our total Board members. In addition, we have three trustees who self-identify as representing underrepresented communities, including two trustees of African-American heritage, and one trustee of gay, lesbian, bisexual or transgender orientation. Our Board maintains a policy regarding the evaluation of trustee candidates which states that the Board in its selection of trustee candidates will consider the overall Board balance of a broad spectrum of viewpoints, backgrounds and experiences. Our Board has also established trustee selection criteria which provides that the Board in its selection of trustee candidates may consider a number of factors that contribute to a wide range of skills and perspectives, including personal and professional backgrounds that contribute to a broad range of viewpoints on the Board.

All of our senior officers are employees of PFSI or its affiliates and we had six employees as of the end of Fiscal 2024. Our business is highly dependent upon PFSI’s and our employees, as well as their and our ability to maintain a workplace representing a broad spectrum of backgrounds, ideas, perspectives and experiences. PFSI had approximately 4,100 domestic employees as of the end of fiscal year 2024. As of the end of Fiscal 2024, PFSI’s workforce was 51.3% female and 48.7% male, and the ethnicity of our workforce was 43.8% White, 23.4% Hispanic or Latino, 13.9% Black or African American, 14.5% Asian and 4.4% other (which includes American Indian or Alaska Native, Native Hawaiian or Other Pacific Islander, Two or More Races, or Not Specified as defined in our EE0-1 Report filed with the Department of Labor).

PFSI’s Workforce Composition – Fiscal 2024

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CORPORATE SUSTAINABILITY

Employee Retention and Development

We and PFSI believe in attracting, developing and retaining highly skilled talent, while providing a supportive work environment that prioritizes the safety and wellness of PFSI’s and our employees. Talent development is a critical component of the employee experience and ensures that all employees have career growth opportunities, including establishing development networks and relationships and fostering continued growth and learning. Employees receive regular business and compliance training to help further enhance their career development objectives. PFSI also actively manages enterprise-wide and divisional mentoring programs and has partnered with an external vendor to establish a comprehensive, fully integrated wellness program designed to enhance employee productivity.

Compensation and Succession Planning

PFSI’s and our compensation programs are designed to motivate and reward employees who possess the necessary skills to support our business strategy and create long-term value for our shareholders. Employee compensation may include base salary, annual cash incentives, and long-term equity incentives, as well as life insurance and 401(k) plan matching contributions. We and PFSI also offer a comprehensive selection of health and welfare benefits to PFSI’s and our employees including emotional well-being support and paid parental leave programs. Succession planning is also critical to our operations and we have established ongoing evaluations of our leadership depth and succession capabilities.

Workplace Engagement

We and PFSI believe that building a high-performing, talented and engaged workforce where our employees bring varied perspectives and experiences to work every day creates a positive influence in our workplace, business operations and the communities we serve. We and PFSI prioritize several initiatives that strengthen our workplace culture, including our leadership standards, mentorship programs, business resource groups, and on-site and division-based culture and engagement teams. We and PFSI actively monitor trends in our workforce and prioritize programs to ensure that employees have an opportunity to learn, grow, and thrive. Our Board and board committees also oversee human capital resource programs and initiatives.

Community Involvement

PFSI’s corporate philanthropy program is governed by a philosophy of giving that prioritizes the support of causes and issues of importance in our local communities, and drives a culture of employee engagement and collaboration throughout our and PFSI’s organizations. We and PFSI empower our employees to be a positive influence in the community, which we believe cultivates a sense of purpose and connection that boosts employee productivity and engagement, increases job satisfaction, and ultimately improves employee retention.

PFSI’s philanthropy program consists of a number of key components: an employee matching gifts program, a volunteer grants program, a charitable grants program and a corporate sponsorship program. PFSI’s five philanthropic focus areas are: community development and affordable housing, financial literacy and economic inclusion, human and social services, health and medical research, and environmental sustainability.

PFSI has established a separate donor advised fund to facilitate donations to various local and national charitable organizations and has provided funding to several charitable organizations located near its office sites and national organizations that support missions such as sustainable homeownership, mortgage and rental assistance, food insecurity, disaster relief, family and child advocacy, and community empowerment. We and PFSI also manage our environmental impact by focusing on improving our waste reduction, energy efficiency and water conservation.

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PROPOSAL 1 – ELECTION OF TRUSTEES

Proposal 1 – Election of Trustees

We have ten trustees. Setareh (SiSi) Pouraghabagher was elected as an independent Class III trustee on June 12, 2024. In addition, Randall A. Hadley did not stand for re-election in 2024 and we are grateful for his past services to the Company. We have three classes of trustees. The Board has nominated Scott W. Carnahan, Donna M. Corley and Renee R. Schultz for election as Class I trustees, and each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. If our Class I trustees are elected at this year’s Annual Meeting, they will serve until our annual meeting of shareholders in 2028 and until their successors have been duly elected and qualified. Our Class II trustees will serve until our annual meeting of shareholders in 2026 and until their successors have been duly elected and qualified. Our Class III trustees will serve until our annual meeting of shareholders in 2027 and until their successors have been duly elected and qualified. Our Board is considered a staggered board, which means that our trustees are classified into three classes with staggered three-year terms.

Majority Voting Standard in an Uncontested Election of Trustees

Because this is considered an uncontested election under our Company’s Second Amended and Restated Bylaws, a nominee for trustee is elected to the Board if he or she receives a majority of the votes cast for his or her election, meaning the number of shares voted for such nominee’s election exceeds the number of shares voted against such nominee’s election. Abstentions and broker non-votes will not affect the election of trustees. In tabulating the voting results for the election of trustees, only “FOR” and “AGAINST” votes are counted. If an incumbent trustee receives a greater number of votes against his or her election than votes for such election, such trustee shall tender his or her resignation as provided in our Company’s Corporate Governance Guidelines. The Nominating and Corporate Governance Committee of the Board will then act on an expedited basis to determine whether to accept the trustee’s tendered resignation and will submit such recommendation for prompt consideration by the Board. In considering whether to accept or reject the tendered resignation, the Nominating and Corporate Governance Committee and the Board will consider any factors they deem relevant.

OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR OUR CLASS I TRUSTEE NOMINEES TO SERVE UNTIL OUR 2028 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

The following paragraphs provide the name, age and business experience of each trustee nominee up for election at the Annual Meeting and each continuing trustee up for election at our annual meeting of shareholders in 2026 or 2027. Immediately following the description of each trustee’s business experience is a description of the particular experience, skills and qualifications that were instrumental in the Nominating and Corporate Governance Committee’s determination that the trustee should serve on our Board.

Name	Age	Position

David A. Spector	62	Chairman, Class III

Scott W. Carnahan	71	Trustee, Class I

Donna M. Corley	51	Trustee, Class I

Preston DuFauchard	68	Independent Lead Trustee, Class II

Doug Jones	68	Trustee, Class III

Catherine A. Lynch	63	Trustee, Class III

Nancy McAllister	65	Trustee, Class II

Setareh (SiSi) Pouraghabagher	54	Trustee, Class III

Renee R. Schultz	56	Trustee, Class I

Stacey D. Stewart	61	Trustee, Class II

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PROPOSAL 1 – ELECTION OF TRUSTEES

Trustee Nominees

Class I Trustees – Term to Expire in 2025

SCOTT W. CARNAHAN

Mr. Carnahan has been a member of our Board since August 2009. Mr. Carnahan is a Senior Advisor to FTI Consulting, Inc., a global advisory firm, since April 2023 and had served as Senior Managing Director at FTI Consulting, Inc. from May 2014 through March 2023. Prior thereto, Mr. Carnahan had provided financial and accounting consulting services to various financial institutions since April 2007. From 1992 to 1998 and from 2000 to March 2007, Mr. Carnahan was an audit and consulting partner at the professional services firm of KPMG LLP. Mr. Carnahan holds a B.A. and an M.B.A. from the University of California, Irvine and is a CPA. We believe Mr. Carnahan is qualified to serve on our Board because he has both accounting and financial expertise, due to his experience at KPMG LLP, as well as a fundamental understanding of the mortgage lending business.

Board Member Since: 2009 Age: 71
Committees: • Audit • Finance • Related Party Matters (Chair)

DONNA M. CORLEY

Ms. Corley has been a member of our Board since June 2023. Ms. Corley served as Executive Vice President and Head of Single-Family Business at Freddie Mac from 2019 to 2022, where she was responsible for client relationships, asset acquisitions, managing credit and servicing performance, compliance and operational risks of a nearly $3 trillion portfolio of mortgage assets. Ms. Corley previously served as the Chief Risk Officer for Single-Family Business from 2014 to 2019, Senior Vice President of Credit Pricing, Risk Transfer and Securitization from 2011 to 2014, along with other roles during her 27 years at Freddie Mac. Ms. Corley serves as a board member for Bite Me Cancer since 2018, where she is the co-chair of their Teen Support Committee. Ms. Corley holds a B.S. in business administration from The American University and earned a Chartered Financial Analyst designation in 1999. We believe Ms. Corley is qualified to serve on our Board because she is an experienced financial services executive with a strong background in mortgage operations, financial and risk management and extensive regulatory experience.

Board Member Since: 2023 Age: 51
Committees: • Finance (Chair) • Risk

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PROPOSAL 1 – ELECTION OF TRUSTEES

RENEE R. SCHULTZ

Ms. Schultz has been a member of our Board since May 2021. Ms. Schultz served as senior vice president of capital markets at Fannie Mae from May 2012 to April 2021, where she managed Fannie Mae’s capital markets pricing and sales desk, credit risk transfer programs, structured transactions, and the whole loan conduit. She also oversaw the Fannie Mae securitization policy team, which ensures proper administration of matters related to the strategy and business value of Fannie Mae securities. Ms. Schultz served as vice president of capital markets at Fannie Mae from March 2006 to 2012, along with other leadership roles during her 22 years at Fannie Mae. Ms. Schultz is a former trustee at Saint Mary’s College Notre Dame, Indiana and the Board of Governors for Big Brothers Big Sisters of Martin and Palm Beach Counties. Ms. Schultz is a founding member and former director of ALICE, a not-for-profit dedicated to the advancement of women in the mortgage finance industry. Ms. Schultz holds a B.A. from Saint Mary’s College, Notre Dame, Indiana. We believe Ms. Schultz is qualified to serve on our Board because she is an experienced executive with a strong background in capital markets and housing finance and extensive regulatory experience.

Board Member Since: 2021 Age: 56
Committees: • Compensation (Chair) • Finance • Related Party Matters

Continuing Trustees

Class II Trustees – Term to Expire in 2026

PRESTON DUFAUCHARD Independent Lead Trustee

Mr. DuFauchard has been a member of our Board since November 2012. Mr. DuFauchard is also our independent lead trustee. Mr. DuFauchard served as the chief executive officer of West Oakland Health Council from August 2018 until 2021. From April 2016 until February 2017, he served as general counsel of Robertson Stephens, a global investment advisory firm for high net worth individuals, family offices, institutions and corporations. Prior thereto, Mr. DuFauchard had served as an independent consultant since January 2012. From 2006 through December 2011, Mr. DuFauchard served as the commissioner of the California Department of Corporations. From 1997 to 2006, Mr. DuFauchard was employed at Bank of America Corporation, a diversified financial services firm, where he held the title of assistant general counsel. Mr. DuFauchard currently serves on the board of directors of First Federal of San Rafael. Mr. DuFauchard holds a B.A. from Stanford University and a J.D. from the University of California, Berkeley School of Law. We believe Mr. DuFauchard is qualified to serve on our Board because of his strong business experience and leadership as the chief executive officer of a state agency, his extensive legal and regulatory background, and his understanding of the mortgage banking business.

Board Member Since: 2012 Age: 68
Committees: • Nominating and Corporate Governance • Related Party Matters • Risk

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PROPOSAL 1 – ELECTION OF TRUSTEES

NANCY MCALLISTER

Ms. McAllister has been a member of our Board since November 2012. Ms. McAllister has served as a senior advisor of Star Mountain Capital, LLC and Star Mountain Stimulus Fund, L.P., private equity firms that invest in small and medium size businesses, since April 2013. From November 2008 through May 2011, Ms. McAllister served as a managing director in the financial institutions group of Credit Suisse Securities (USA) LLC, a diversified financial services firm. From 1991 to September 2008, Ms. McAllister was employed by Lehman Brothers, Inc., where she held a variety of executive positions, including managing director and co-head of the depository institutions and debt capital markets groups. Ms. McAllister served on the board of directors of People’s United Financial, Inc., a diversified financial services company, from September 2013 until April 2022. Ms. McAllister holds a B.A. from the University of Virginia. We believe Ms. McAllister is qualified to serve on our Board because she is a seasoned business executive with deep knowledge of the capital markets and significant experience in financial services, including investment banking.

Board Member Since: 2012 Age: 65
Committees: • Compensation • Finance • Risk (Chair)

STACEY D. STEWART

Ms. Stewart has been a member of our Board since August 2009. Ms. Stewart has served as the Chief Executive Officer of Mothers Against Drunk Driving (MADD) since January 2023. She has served as a board member of Hologic, Inc. (Nasdaq: HOLX) since January 2023. From November 2016 to November 2022, she served as president of the March of Dimes, a leading nonprofit organization. From June 2009 to November 2016, Ms. Stewart served in a variety of executive positions, including president of United States operations and executive vice president for Community Impact Leadership and Learning, at United Way Worldwide, the world’s largest charitable organization. From February 2007 to April 2009, Ms. Stewart was a senior vice president of Fannie Mae, a government-sponsored enterprise that supports liquidity and stability in the secondary mortgage market. Ms. Stewart holds an A.B. from Georgetown University and an M.B.A. from the University of Michigan. We believe Ms. Stewart is qualified to serve on our Board because of her strong experience in the mortgage sector and proven leadership of charitable organizations, the primary focus of which is housing and homeownership within underprivileged communities.

Board Member Since: 2009 Age: 61
Committees: • Compensation • Nominating and Corporate Governance (Chair)

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PROPOSAL 1 – ELECTION OF TRUSTEES

Class III Trustees – Term to Expire in 2027

DAVID A. SPECTOR

Mr. Spector has been a member of our Board since our formation in May 2009 and has been our Chairman and Chief Executive Officer since February 2021 and prior thereto as our President and Chief Executive Officer since January 2017. He served as our Executive Managing Director, President and Chief Operating Officer from February 2016 through December 2016 and, prior thereto, as President and Chief Operating Officer since May 2009. Mr. Spector has also served in a variety of similar executive positions at PFSI and its affiliates from its founding in January 2008. Prior to joining PFSI and its affiliates, Mr. Spector was co-head of global residential mortgages for Morgan Stanley, a global financial services firm, based in London. Before joining Morgan Stanley in September 2006, Mr. Spector was the senior managing director, secondary marketing, at Countrywide, where he was employed from May 1990 to August 2006. Mr. Spector holds a B.A. from the University of California, Los Angeles. We believe Mr. Spector is qualified to serve on our Board because of his experience as a member of our executive management team and as an experienced executive with broad mortgage banking expertise in portfolio investments, interest rate and credit risk management, and capital markets activity that includes pricing, trading and hedging.

Board Member Since: 2009 Age: 62

DOUG JONES

Mr. Jones has been a member of our Board since March 2023 and has been our President and Chief Mortgage Banking Officer since March 2021. Prior thereto, he served as the Company’s Senior Managing Director and Chief Mortgage Banking Officer from January 2017, as well as in a number of key executive positions since 2012. Mr. Jones also serves as Director, President and Chief Mortgage Banking Officer of PFSI and has served in a variety of similar executive positions at PFSI and its affiliates since June 2011. Mr. Jones is responsible for all business activities relating to mortgage banking operations. Prior to joining PFSI and its affiliates, Mr. Jones worked in several executive positions, including senior vice president, mortgage banking at Countrywide (and Bank of America Corporation, as its successor) from 1997 until 2011, where he was responsible for managing and overseeing mortgage banking and correspondent and warehouse lending operations among other roles. Mr. Jones earned a B.A. in economics from California State University, Sacramento. We believe Mr. Jones is qualified to serve on our Board because he is an experienced mortgage banking executive with significant experience in the mortgage production and warehouse lending businesses.

Board Member Since: 2023 Age: 68

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PROPOSAL 1 – ELECTION OF TRUSTEES

CATHERINE A. LYNCH

Ms. Lynch has been a member of our Board since April 2022. From 2003 to 2016, Ms. Lynch served in a variety of executive positions at the National Railroad Retirement Investment Trust, including as its chief executive officer and chief investment officer from 2008 until her retirement in 2016. From 1999 to 2002, Ms. Lynch served as the first investment officer for the George Washington University endowment. Ms. Lynch serves as a board member and Audit chair overseeing 104 BlackRock mutual fund portfolios and also serves as the chair of the Investment Advisory Committee for the New York State Common Retirement Fund. Ms. Lynch holds a B.A. from Yale University and she earned the Chartered Financial Analyst credential in 1986. We believe Ms. Lynch is qualified to serve on our Board because she is a seasoned business executive with deep knowledge of investments and capital markets and significant experience in financial services, particularly in investment portfolio management.

Board Member Since: 2022 Age: 63
Committees: • Audit (Chair) • Nominating and Corporate Governance • Related Party Matters

SETAREH (SISI) POURAGHABAGHER

Ms. Pouraghabagher has been a member of our Board since June 2024. Ms. Pouraghabagher is an adjunct professor in the Accounting Department of Orfalea’s College of Business at California Polytechnic State University, San Luis Obispo. She was formerly the Chief Administrative Officer for QBE North America, a global insurer, through 2013. Prior to QBE, she held Chief Financial Officer and Chief Operations Officer roles at Balboa Insurance (subsidiary of Bank of America and formerly Countrywide) from 2002 through 2011, through their sale to QBE. She formerly served as Chief Financial Officer for private technology companies in Orange County, California from 1997 through 2001. Ms. Pouraghabagher commenced her career as an auditor at Deloitte & Touche LLP, and earned her CPA license in 1997. Ms. Pouraghabagher serves as an independent director and audit committee chair for Private Bancorp of America, Point B, and Frontier Medicines. She formerly served as independent director and audit committee chair for State Auto Financial Corporation (NASDAQ: STFC) through their sale to Liberty Mutual. She holds a B.A. in Accounting & Finance from California Polytechnic State University, San Luis Obispo and holds an active CPA license. We believe Ms. Pouraghabagher is qualified to serve on our Board because she is a seasoned financial executive with extensive knowledge of banking, insurance and accounting.

Board Member Since: 2024 Age: 54
Committees: • Audit • Related Party Matters

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PROPOSAL 1 – ELECTION OF TRUSTEES

Non-Management Trustee Compensation

The Compensation Committee reviews and recommends to our Board the form and level of trustee compensation and seeks outside advice from Pearl Meyer & Partners, or Pearl Meyer, its independent compensation consultant, on market practices when changes are contemplated.

Trustee compensation was reviewed in 2024 by the independent compensation consultant relative to certain peer companies and selected companies within the S&P 500 and Russell 3000 indexes and, in connection with such review, the independent compensation consultant indicated that an increase in compensation was warranted based on market studies, however, our Compensation Committee recommended no changes in non-management trustee compensation from the prior year.

The compensation program for our non-management trustees is intended to be competitive and fair so that we can attract the best talent to our Board, and recognize the time and effort required of a trustee given the size and complexity of our operations. In addition to cash compensation, we provide equity grants and have share ownership guidelines to further align the trustees’ interests with our shareholders’ interests and to motivate our trustees to focus on our long-term growth and success. Any management trustee who is an executive officer of our Manager or its affiliates is not paid any fees for serving on our Board or for attending Board meetings.

The following table summarizes the annual retainer fees of our non-management trustees as of the end of Fiscal 2024.

Base Annual Retainer, all non-management trustees	$95,000

Additional Base Annual Retainer, independent lead trustee	$30,000

Base Annual Retainer, all non-management committee members:

Audit Committee	$7,750

Compensation Committee	$7,750

Finance Committee	$7,750

Nominating and Corporate Governance Committee	$7,750

Related Party Matters Committee	$7,750

Risk Committee	$7,750

Additional Annual Retainer, all committee chairs:

Audit Committee	$12,000

Compensation Committee	$10,750

Finance Committee	$10,750

Nominating and Corporate Governance Committee	$10,750

Related Party Matters Committee	$10,750

Risk Committee	$12,000

In addition, our trustees are eligible to receive certain types of equity-based awards under our 2019 Equity Incentive Plan, or 2019 Plan. On March 12, 2024, each of Messrs. Carnahan, DuFauchard and Hadley and Mmes. Corley, Lynch, McAllister, Schultz, and Stewart received a grant of 7,660 time-based restricted share units, or RSUs, with a grant date fair value of approximately $110,000. Ms. Pouraghabagher received a grant, prorated for her time in service to the Board during the year, of 5,996 time-based RSUs on June 12, 2024 with a grant date fair value of approximately $82,265.

Non-management trustee RSUs granted in Fiscal 2024 will vest on the first anniversary of the grant date and entitle the recipient to receive any cash distributions during the vesting period. Prior to the vesting of an RSU, such RSU is generally subject to forfeiture upon termination of service to us. In addition, each independent trustee newly elected or appointed to our Board generally is entitled to receive a one-time initial RSU grant with a grant date fair value of approximately $110,000 in RSUs prorated for the portion of the annual equity award cycle for which the trustee served on the Board. Further, all members of our Board will be reimbursed for their reasonable out-of-pocket costs and expenses in attending all meetings of our Board and its committees and certain other Company-related functions.

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PROPOSAL 1 – ELECTION OF TRUSTEES

Policy Regarding Receipt of Shares in Lieu of Cash Trustee Fees. During 2014, our Board adopted a policy whereby non-management trustee fees may be paid in cash or common shares at the election of each non-management trustee. The number of common shares delivered in lieu of any cash payment of trustee fees will be equivalent in value to the amount of forgone trustee fees divided by the fair market value (as defined in our 2019 Plan) of a common share on the day on which the trustee fees otherwise would have been paid in cash to the non-management trustee, rounded down to the nearest whole share. None of our trustees has elected to be paid in common shares.

Accelerated Vesting. Prior to vesting, an RSU granted to a non-management trustee is generally subject to forfeiture upon termination of service to us if such termination is for cause. Upon a termination of service to us other than for cause, a change in control or the termination of our management agreement other than for cause (as defined in our management agreement), any RSU held by non-management trustees not previously vested may become fully or pro rata vested, depending on the circumstances of the termination, and settled in our common shares. The term of our management agreement expires on December 31, 2029, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

2024 Trustee Compensation Table

The table below summarizes the compensation earned by each non-management trustee who served on our Board during Fiscal 2024.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)

Scott W. Carnahan	129,000	109,998	238,998

Donna M. Corley	121,250	109,998	231,248

Preston DuFauchard	148,250	109,998	258,248

Randall D. Hadley	54,856	109,998	164,853

Catherine A. Lynch	124,876	109,998	234,874

Nancy McAllister	130,250	109,998	240,248

Setareh (SiSi) Pouraghabagher	61,018	82,265	143,283

Renee R. Schultz	129,000	109,998	238,998

Stacey D. Stewart	121,250	109,998	231,248

(1)

Mr. Spector, our Chairman and Chief Executive Officer, and Mr. Jones, our President and Chief Mortgage Banking Officer, are not included in this table as they are executive officers of our Company and do not receive any additional compensation for their board services. Please see the 2024 Summary Compensation Table below for additional information regarding the compensation paid to them in their capacities as our executive officers.

(2)	Reflects fees earned by the trustee in Fiscal 2024, whether or not paid in such year.
(3)

Reflects the full grant date fair value, as determined in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC 718, of RSUs granted to Messrs. Carnahan, DuFauchard and Hadley and Mmes. Corley, Lynch, McAllister, Schultz, and Stewart on March 12, 2024 and Ms. Pouraghabagher on June 12, 2024. For more information on the assumptions used in our estimates of value, please refer to Note 22—Share-Based Compensation in our Annual Report on Form 10-K, filed on February 20, 2025. As of December 31, 2024, Messrs. Carnahan and DuFauchard and Mmes. Corley, Lynch, McAllister, Schultz and Stewart each held 7,660 RSUs; and Ms. Pouraghabagher held 5.996 RSUs. Mr. Hadley, did not stand for re-election in 2024 and his remaining Fiscal 2024 RSU awards were accelerated after his services as an independent trustee ceased.

Non-Management Trustee Share Ownership Guidelines

Non-management trustees are subject to robust share ownership guidelines that require each such trustee to hold common shares and unvested RSUs with an aggregate market value equal to at least five times the base annual retainer. Non-management trustees are expected to meet the ownership guidelines within five years from the date of appointment or election to our Board. Each non-management trustee who has been on the Board for five years is in compliance with our share ownership guidelines. The Nominating and Corporate Governance Committee will annually review each trustee’s compliance with or progress toward meeting the share ownership guidelines based on share ownership calculated as of the average closing share price over the prior year.

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AUDIT MATTERS

Audit Matters

Report of the Audit Committee

The Board of Trustees has determined that all of the members of the Audit Committee meet the independence and experience requirements of The New York Stock Exchange, or the NYSE, and that Ms. Lynch, Mr. Carnahan and Ms. Pouraghabagher are “audit committee financial experts” within the meaning of the applicable rules of the Securities and Exchange Commission, or the SEC, and the NYSE.

The Audit Committee met 12 times in 2024. The Audit Committee’s agenda is established by the Chairman of the Audit Committee. The Audit Committee engaged Deloitte & Touche LLP, or Deloitte, as the Company’s independent registered public accounting firm and reviewed with the Company’s Chief Financial Officer and Deloitte the overall audit scope and plans, the results of the external audit examination, evaluations by the independent registered public accounting firm of the Company’s internal controls and the quality of its financial reporting.

The Audit Committee has reviewed and discussed the audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Deloitte other matters required to be discussed by a registered public accounting firm with the Audit Committee under applicable standards of the Public Company Accounting Oversight Board, or the PCAOB. The Audit Committee received and discussed with Deloitte its annual written report on its independence from the Company and its management, which is made pursuant to applicable requirements of the PCAOB, and considered with Deloitte whether the provision of non-audit services is compatible with its independence.

In performing all of these functions, the Audit Committee acts only in an oversight capacity and, necessarily in its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the Company’s independent registered public accounting firm, which in its reports expresses an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles and on the effectiveness of its internal control over financial reporting as of year-end.

In reliance on these reviews and discussions, and the reports of Deloitte, the Audit Committee recommended to the Board of Trustees, and the Board of Trustees approved, the inclusion of the Company’s audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 20, 2025.

The foregoing report has been furnished by the following current members of the Audit Committee:

Catherine Lynch, Chair

Scott W. Carnahan

Setareh (SiSi) Pouraghabagher

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AUDIT MATTERS

Independent Registered Public Accounting Firm Fees for 2024 and 2023

In addition to performing the audits of our financial statements in Fiscal 2024 and Fiscal 2023, Deloitte has provided audit-related, tax and other services for us as reflected in the following table that shows the fees billed to us by Deloitte for these services.

	2024	2023

Audit Fees(1)	$2,763,040	$2,593,026

Audit-Related Fees(2)	308,900	235,800

Tax Fees(3)	261,972	241,358

All Other Fees(4)	295,000	297,500

Total	$3,628,912	$3,367,684

(1)

Audit Fees consist of fees for professional services rendered during the audit of our annual consolidated financial statements and our internal control over financial reporting, for the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q, and the audit of the annual financial statements of certain of our subsidiaries.

(2)

Audit-Related Fees consist of fees for professional services for registration statements, the issuance of comfort letters and consents in connection with SEC filings and other compliance related testing.

(3)	Tax Fees consist of fees for professional services rendered for tax compliance, tax planning and tax advice.
(4)	All Other Fees consist of fees for certain agreed upon procedures related to our financing transactions.

Pre-Approval Policies and Procedures

The Audit Committee approved all services performed by Deloitte during Fiscal 2024 in accordance with applicable SEC requirements. The Audit Committee has also pre-approved the use of Deloitte for certain audit-related services, setting a specific limit on the amount of such services that we may obtain from Deloitte before additional approval is necessary. In addition, the Audit Committee has delegated to the chair of the Audit Committee the authority to approve audit and non-audit services provided by Deloitte, provided that the chair will present any pre-approval decisions to the Audit Committee at its next scheduled meeting.

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PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 2—Ratification of Appointment of

Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our financial statements. The Audit Committee conducts a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence, and takes into account the insight provided to the Audit Committee and the quality of information provided on accounting issues, auditing issues and regulatory developments. The Audit Committee also considers whether, in order to ensure continuing auditor independence, there should be periodic rotation of the independent registered public accounting firm, taking into consideration the advisability and potential costs and impact of selecting a different firm.

The Audit Committee appointed Deloitte to serve as our independent registered public accounting firm for the 2025 fiscal year. Deloitte has served as our independent registered public accounting firm since 2009.

The Audit Committee exercises sole authority to approve all audit engagement fees and terms associated with the retention of Deloitte. In addition to ensuring the regular rotation of the lead audit partner as required by law, the Audit Committee is involved in the selection of, and reviews and evaluates, the lead audit partner.

The Audit Committee evaluated Deloitte’s institutional knowledge and experience, quality of service, sufficiency of resources and quality of the team’s communications and interactions as well as the team’s objectivity and professionalism. As a result, the Audit Committee believes that the continued retention of Deloitte to serve as our independent registered public accounting firm is in the best interests of the Company and its shareholders. Accordingly, we are asking shareholders to ratify the appointment of Deloitte.

The Board is submitting the appointment of Deloitte to our shareholders for ratification because we value our shareholders’ views on this appointment and as a matter of good corporate governance. In the event that shareholders fail to ratify the appointment, it will be considered a recommendation to the Board and the Audit Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Deloitte are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

OUR BOARD OF TRUSTEES AND OUR AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

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SECURITY OWNERSHIP INFORMATION

Security Ownership Information

Security Ownership of Officers and Trustees

The following table sets forth certain information as of March 31, 2025 relating to the beneficial ownership of our common shares by (1) each of our named executive officers, (2) each of our trustees, and (3) all of our current trustees and executive officers as a group. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

	Common Shares Beneficially Owned(1)
Executive Officers and Trustees	Number	Percentage
David A. Spector	270,741	*
Scott W. Carnahan(2)	81,085	*
Donna M. Corley	14,207	*
Preston DuFauchard	51,942	*
Doug Jones	17,318	*
Catherine A. Lynch	38,581	*
Nancy McAllister(3)	80,187	*
Setareh (SiSi) Pouraghabagher	0	*
Renee R. Schultz	26,339	*
Stacey D. Stewart	51,788	*
William Chang(4)	20,502	*
James Follette	10,344	*
Daniel S. Perotti(5)	99,654	*
Derek W. Stark	36,665	*
Current Executive Officers and Trustees as a group (15 persons)	797,937	0.92%

*	Represents less than 1.0% of the common shares outstanding as of March 31, 2025.
(1)

Based on 87,010,608 common shares outstanding as of March 31, 2025. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, or the Exchange Act. A person is deemed to be the beneficial owner of any common shares if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. None of the shares have been pledged as security.

(2)	Includes 71,707 common shares either owned by a living trust or various retirement accounts. Mr. Carnahan also has 141 shares of the Company’s Series A preferred stock owned by a living trust.
(3)	Includes 12,366 common shares owned by Nancy McAllister and Richard M. Card as JTWROS.
(4)	Mr. Chang ceased services as the Company’s Senior Managing Director and Chief Investment Officer on October 11, 2024.
(5)	Includes 99,654 common shares owned by The Perotti Family Trust.

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SECURITY OWNERSHIP INFORMATION

Security Ownership of Other Beneficial Owners

The following table sets forth certain information relating to the beneficial ownership of our common shares by each person or entity known to our Company to be the beneficial owner of more than five percent of our common shares, based on our review of publicly available statements of beneficial ownership filed with the SEC.

	Common Shares Beneficially Owned(1)
Name and Address of Beneficial Owner	Number	Percentage

BlackRock, Inc.(2) 55 East 52nd Street New York, New York 10055	15,249,166	17.5%

The Vanguard Group, Inc.(3) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	9,884,272	11.4%

T. Rowe Price Investment Management, Inc.(4) 101 E. Pratt Street Baltimore, Maryland 21201	5,867,364	6.7%

(1)

Based on 87,010,608 common shares outstanding as of March 31, 2025. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of any common shares if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.

(2)

As reported in Amendment No. 4 to Schedule 13G filed with the SEC on January 22, 2024, BlackRock, Inc. disclosed that it had the sole voting power over 15,164,191 common shares and sole dispositive power over 15,249,166 common shares as of December 31, 2023.

(3)

As reported in Amendment No. 11 to Schedule 13G filed with the SEC on February 13, 2024, The Vanguard Group disclosed that it had shared voting power over 56,229 common shares, sole dispositive power over 9,736,191 common shares and shared dispositive power over 148,081 common shares as of December 31, 2023.

(4)

As reported in Amendment #1 to Schedule 13G filed with the SEC on November 14, 2024, T. Rowe Price Investment Management, Inc. disclosed that it had sole voting power over 5,832,047 common shares and sole dispositive power over 5,867,364 common shares as of September 30, 2024.

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OUR EXECUTIVE OFFICERS

Our Executive Officers

The following sets forth certain information with respect to our current executive officers:

Name	Age	Position Held with the Company
David A. Spector	62	Chairman and Chief Executive Officer
Doug Jones	68	Trustee, President and Chief Mortgage Banking Officer
Mark Elbaum	62	Senior Managing Director and Chief Capital Markets Officer
James Follette	53	Senior Managing Director and Chief Digital Officer
Daniel S. Perotti	44	Senior Managing Director and Chief Financial Officer
Derek W. Stark	57	Senior Managing Director, Chief Legal Officer and Secretary
Abbie Tidmore	60	Senior Managing Director and Chief Revenue Officer

Biographical information for Mr. Spector and Mr. Jones is provided above under the caption “Proposal 1 - Election of Trustees.” Certain biographical information for the other executive officers is set forth below.

Mark Elbaum. Mr. Elbaum has served as our Senior Managing Director and Chief Capital Markets Officer since February 2025. Previously, he was Senior Managing Director, Strategic Initiatives and assumed the interim role of Chief Capital Markets Officer in October 2024. Mr. Elbaum has also served in a variety of similar executive positions at PFSI and its affiliates since 2023. Mr. Elbaum is responsible for capital markets activities, including the development and execution of investment strategies, secondary marketing, servicing asset valuation, hedging activities and capital markets execution strategies with the government-sponsored enterprises. Prior to joining PFSI, he was Chief Financial Officer at Home Point Financial from 2020 to 2023, Chief Financial Officer at Marlette Funding, LLC from 2018 to 2020, and Chief Financial Officer of Merrill Lynch, Bank of America’s Wealth Management division, from 2011 to 2017. Mr. Elbaum also served as Chief Financial Officer of Bank of America’s mortgage lending division and Chief Financial Officer of the Residential Lending Division at Countrywide Financial Corporation. Mr. Elbaum earned an M.A. in accounting from the University of Southern California and is a Certified Public Accountant. Mr. Elbaum is an experienced mortgage banking executive with significant experience in mortgage financing and administration.

James Follette. Mr. Follette has been Senior Managing Director and Chief Digital Officer since November 2023. Mr. Follette previously served as Senior Managing Director and Chief Mortgage Operations Officer from October 2022 to November 2023, and Senior Managing Director and Chief Mortgage Fulfillment Officer from February 2018 to October 2022 among other executive positions at the Company since 2011. Mr. Follette has also served in a variety of similar executive positions at PFSI and its affiliates since 2011. Mr. Follette is responsible for the Company’s technology and servicing operations. Prior to joining PFSI and its affiliates, Mr. Follette worked in several executive positions, including managing director, risk management, at Countrywide Financial Corporation (and Bank of America Corporation, as its successor) from 2003 until 2011, where he led operations and risk management and was responsible for all aspects of operational management, transactional risk management and business development. Mr. Follette earned a B.B.A. in Accounting from the University of Notre Dame and an M.B.A. in Finance from the University of Chicago. Mr. Follette is an experienced mortgage banking executive with significant experience in risk mitigation and technology strategies across various mortgage lending channels.

Daniel S. Perotti. Mr. Perotti has been our Senior Managing Director and Chief Financial Officer since January 1, 2021. Prior thereto, he served as the Company’s Deputy Chief Financial Officer from January 2017 to December 2020, and served as the Company’s Chief Asset and Liability Management Officer, among other positions at the Company since 2009. Mr. Perotti has also served in a variety of similar executive positions at PFSI and its affiliates since 2009. Mr. Perotti is responsible for overseeing the Company’s accounting and financial reporting, treasury operations, investor relations, financial planning and analysis, tax analysis, and Sarbanes-Oxley program. Prior to joining PFSI and its affiliates, Mr. Perotti was employed at BlackRock and served as the head of the quantitative research team within its BlackRock Solutions business as well as in various other roles at BlackRock, Inc. from 2002 to 2008. Mr. Perotti earned a B.A. in economics and computer science from Columbia University. Mr. Perotti is an experienced financial services executive with substantial experience in corporate finance and mortgage banking.

Derek W. Stark. Mr. Stark has been our Senior Managing Director, Chief Legal Officer and Secretary since February 2018. Mr. Stark previously served as the Managing Director, General Counsel and Secretary among other executive positions at the Company since September 2009. Mr. Stark has also served in a variety of similar executive positions at PFSI and its affiliates since 2009. Mr. Stark is responsible for overseeing all of the Company’s legal management, including securities, corporate governance, corporate transactions, litigation and regulatory compliance, and he serves as the primary legal contact for the Board. Prior to joining PFSI and its affiliates, and after leaving private practice, Mr. Stark served in a variety of executive positions, including Executive Vice President and Deputy General

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OUR EXECUTIVE OFFICERS

Counsel, from 1999 to 2008, at Countrywide. Mr. Stark earned a B.A. in Political Science from the University of California, Berkeley, and a J.D. from Loyola Law School, Los Angeles. Mr. Stark is an experienced legal executive with significant experience in corporate and securities law, litigation and mortgage banking.

Abbie Tidmore. Ms. Tidmore has been our Senior Managing Director and Chief Revenue Officer since October 2022. Ms. Tidmore previously served as Senior Managing Director, PennyMac Correspondent Group Sales from January 2021 to October 2022. Ms. Tidmore has also served in a variety of similar executive positions at PFSI and its affiliates since 2011. Ms. Tidmore has been pivotal in building and leading the correspondent lending division and she serves as a role model and co-founder of wEMRG, an empowering program for women at PFSI. Prior to joining PFSI and its affiliates, Ms. Tidmore served as the Vice President and Sales Manager for Bank of America from 1999 to 2011. She holds a B.A. from The University of Texas at Austin. Ms. Tidmore is an experienced mortgage banking executive with significant experience in mortgage banking and correspondent production.

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REPORT OF THE COMPENSATION COMMITTEE

Report of the Compensation Committee

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended that our Board of Trustees include the Compensation Discussion and Analysis in this Proxy Statement and our 2024 Annual Report on Form 10-K.

The Compensation Committee

Renee R. Schultz, Chair

Nancy McAllister

Stacey D. Stewart

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

This compensation discussion and analysis provides a detailed description of our executive compensation program and policies, the material compensation decisions made under such program and policies with respect to our named executive officers, and the material factors that were considered in making those decisions. This narrative discussion should be read together with the compensation tables and related disclosures set forth below.

2024 Named Executive Officers

Our “named executive officers” consisting of our Chief Executive Officer, our Chief Financial Officer, our next three most highly compensated executive officers and one former executive officer during Fiscal 2024, were:

•	David A. Spector, Trustee, Chairman and Chief Executive Officer;

•	Doug Jones, Trustee, President and Chief Mortgage Banking Officer;

•	Daniel S. Perotti, Senior Managing Director and Chief Financial Officer;

•	James Follette, Senior Managing Director and Chief Digital Officer;

•	Derek W. Stark, Senior Managing Director, Chief Legal Officer and Secretary; and

•	William Chang, Former Senior Managing Director and Chief Investment Officer (ceased serving in such position in October 2024).

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Highlights

What We Do	What We Don’t Do

✓  Bias toward performance-based equity: Our Board seeks to ensure that our long-term incentive awards are weighted toward performance-based equity vehicles. We design our compensation program in a manner that is biased toward performance-based compensation with multiple performance metrics.

✗ No minimum levels of annual equity awards: Our executive officers are not guaranteed any minimum levels of annual equity awards.

✓  Clawback Policy: Our Board maintains clawback policies regarding the recoupment of incentive compensation that apply to all of our Section 16 officers and any other officer whose title is Senior Managing Director.

✗ No compensation from us other than equity awards for our named executive officers: Our named executive officers do not receive annual base salaries or cash bonuses from us.

✓ Double-trigger vesting: Our equity awards have a “double trigger” to initiate accelerated vesting upon a change in control.	✗ No severance provisions: We do not provide cash severance to our executive officers.

✓  Minimum vesting periods: Our 2019 Plan provides that our equity awards are subject to a minimum vesting period of no less than one year on 95% of equity awards granted and our grants generally vest over three years, with approximately equal annual installments on the first, second and third anniversaries of the grant date.

✗ No excessive risk taking: We do not encourage our executive officers and employees to engage in excessive risk taking. Our compensation program is designed to encourage long-term decision making in alignment with the interests of our shareholders.

✓ Robust share ownership guidelines: We impose robust share ownership guidelines on our trustees and executive officers to help ensure that their interests are aligned with those of our shareholders.	✗ No perquisites or excise tax gross-ups: We do not provide perquisites or related excise tax gross-ups to our executive officers.

✓  Consideration of Say-On-Pay Vote and proxy advisory and shareholder feedback: We engage in careful consideration of the annual Say-On-Pay results and feedback from shareholders and proxy advisory firms.

✗ No stock option re-pricing: Our equity incentive plan prohibits the re-pricing of stock options.

✓ Shareholder engagement: We engage in active discussions with our shareholders on a variety of topics throughout the year to help ensure that we are addressing their concerns.	✗ No speculative or short-term trading: We prohibit our officers, employees and trustees from engaging in speculative and short-term trading of our securities.

✓ Comprehensive review of peer group: On an annual basis, we engage in a comprehensive review to assess and identify a relevant peer group of companies in our or a related industry.

✗ No hedging, pledging, short sales, or margin trading: We restrict our officers, employees and trustees from engaging in hedging, pledging, short sales, trading in publicly traded put or call options or trading on margin involving our securities.

✓  Independent compensation consultant: Our Compensation Committee utilizes the services of Pearl Meyer, which is engaged directly by the Compensation Committee as an outside independent compensation consultant to advise on executive compensation matters.

✗ No supplemental executive retirement plans: We do not maintain any supplemental executive retirement plans for named executive officers.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary of 2024 Compensation

Although our named executive officers are generally compensated by their employer, PFSI and its affiliates, our Compensation Committee has granted, and may continue to grant, from time to time, equity-based awards designed to align the interests of employees of PFSI and its affiliates who provide services to us with those of our shareholders, by allowing such employees, including our named executive officers, an opportunity to share in the creation of value for our shareholders through capital appreciation and dividends. Currently, these equity-based awards are in the form of performance-based restricted share units, or PSUs, and restricted share units, or RSUs, and are granted by our Compensation Committee in its discretion under our 2019 Plan. In order to help ensure that our executive compensation program aligns with the interests of our shareholders and focuses on long-term performance, we grant PSUs that vest upon our Company’s satisfaction of performance measures tied to return on equity, or ROE, and relative total shareholder return, or TSR. PSU and RSU awards granted to our named executive officers are designed to align their interests with those of our shareholders by providing each named executive officer providing services to us through PFSI and its affiliates with an ownership or ownership-based interest in our Company and a stake in our long-term success. Our PSU and RSU awards are also designed to further motivate our named executive officers to achieve exceptional Company and individual performance and reward them for such performance through a long-term incentive structure that does not encourage excessive risk taking. We also believe that providing equity compensation to our named executive officers is appropriate given the risks and liability they undertake as named executive officers of a public company. We believe that our executive compensation program objectives have resulted in decisions regarding executive compensation that have appropriately encouraged growth in our businesses and the achievement of financial goals without excessive risk taking, thus benefiting our shareholders and supporting long-term shareholder value.

2024 Say-On-Pay Vote

At our 2024, 2023 and 2022 annual meetings of shareholders, approximately 98% of the votes cast by our shareholders supported our Say-On-Pay advisory vote on executive compensation. We believe the positive Say-On-Pay voting results reflect our commitment to maintain a pay for performance culture that aligns with our stakeholder interests. Following our 2024 shareholder meeting, the Compensation Committee and our Board closely reviewed the shareholder vote on our Say-On-Pay proposal and the differences in voting results between our 2024 annual meeting results and prior years, including the recommendations made by certain proxy advisory firms. As a result of our ongoing shareholder engagement and recommendations of certain proxy advisory firms, we have established a number of compensation disclosure and governance best practices over the past several years, including:

•

PSUs contain two performance metrics, ROE and relative TSR (“Relative TSR”). We believe ROE is an effective metric to measure our profitability and including a Relative TSR performance metric aligns management incentives with shareholder goals of relative outperformance against our peer group;

•

We provide enhanced disclosures set forth in this Compensation Discussion and Analysis section of our Proxy Statement regarding the executive compensation paid to our named executive officers by PFSI, an affiliate of our Manager and Servicer;

•	We maintain clawback policies regarding the recoupment of incentive compensation that apply to all of our Section 16 officers and any other officer whose title is Senior Managing Director;

•	Our second amended and restated bylaws provide for a majority voting standard in uncontested trustee elections with a plurality carve-out for contested trustee elections;

•	Our corporate governance guidelines provide for the resignation of any trustee who fails to receive a majority vote in an uncontested election; and

•

Our shareholders who have held at least 1% of our outstanding common shares for a period of at least one year have the right to submit a proposal to shareholders to amend our second amended and restated bylaws. In order to pass, any such proposal must be approved by the affirmative vote of a majority of all votes entitled to be cast on a matter pursuant to such proposal.

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COMPENSATION DISCUSSION AND ANALYSIS

2024 Stakeholder Interactions

We have established and have maintained a robust investor relations program that includes constant and proactive outreach with our shareholders, bondholders, the rating agencies, and other stakeholders. Members of our executive management team and members of our investor relations team constantly meet with current and prospective investors in live settings, such as in-office and at conferences and non-deal roadshows, and virtually via fireside chats or virtual meetings. Not only do these meetings enable investors to better understand our businesses and the mortgage industry in general, but they provide us with valuable feedback and insights, including with respect to their views on our executive compensation, which are in turn, presented to and considered by our Compensation Committee and Board.

(1)	Includes shareholders required to report their ownership our common shares on Form 13F or others as of December 31, 2024 and excludes passively managed owners.

Transparency is important:

In addition to required SEC filings, earnings webcasts and press releases, we strive to publish in a timely fashion, materials that effectively illustrate the drivers of our financial performance. This includes earnings presentations and supplemental financial schedules, which can be found on our corporate website at pmt.pennymac.com.

Consistent messaging:

Regardless of whether the stakeholder is a prospective or current bondholder or shareholder, rating agency or a corporate sustainability focused institution, we strive to tell a consistent story, adhering to our founding principles of being Accountable, Reliable and Ethical (A.R.E.).

Executive Compensation Paid by PFSI

We utilize an external management structure and we currently have six employees of our own; therefore, the management of our business and execution of our operations is performed on our behalf by our Manager and Servicer pursuant to a management agreement and other related party agreements. This external management structure allows us to operate with more limited infrastructure, which reduces overhead costs and provides predictability regarding the operating expenses required to run our business. Through PFSI, we have access to greater infrastructure and resources than we might otherwise have if we were to internalize our operations.

Pursuant to the terms of our management agreement as further defined under the heading “Management Agreement” in the “Certain Relationships and Related Transaction” section in this Proxy Statement, our Manager earns a base management fee equal to the sum of (a) 1.5% per year of shareholders’ equity up to $2 billion, (b) 1.375% per year of shareholders’ equity in excess of $2 billion, up to

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COMPENSATION DISCUSSION AND ANALYSIS

$5 billion, and (c) 1.25% per year of shareholders’ equity in excess of $5 billion. Our Manager may also earn a performance incentive fee calculated annually that escalates as net income (stated as a percentage of return on common shareholder equity) increases over certain thresholds. On each calculation date, the threshold amount represents a stated return on common shareholder equity, plus or minus a high watermark adjustment. The performance fee payable for any quarter is equal to: (a) 10% of the amount by which net income for the quarter exceeds (i) an 8% return on common shareholder equity plus the high watermark, up to (ii) a 12% return on common shareholder equity; plus (b) 15% of the amount by which net income for the quarter exceeds (i) a 12% return on common shareholder equity plus the high watermark, up to (ii) a 16% return on common shareholder equity; plus (c) 20% of the amount by which net income for the quarter exceeds a 16% return on common shareholder equity plus the high watermark.

Our Manager earned approximately $28.6 million in base management fees, zero in performance incentive fees and we reimbursed our Manager for $29.4 million of expenses incurred on our behalf in Fiscal 2024.

Our executive officers are employed by PFSI and, therefore, receive compensation from PFSI. While PFSI may use a portion of our management fee to compensate its executive officers, we do not specifically allocate any portion of the management fee to such compensation and our management agreement does not require any such allocation related to PFSI’s compensation arrangements with our named executive officers.

The following information relating to these compensation arrangements have been provided to us by PFSI and its affiliates.

PFSI’s Executive Compensation Objectives and Philosophy

PFSI, through its executive compensation program, seeks to:

•	Maintain a pay-for-performance culture where total compensation for our executives is performance based;

•	Align the interests of our executives with those of our shareholders with a significant emphasis on equity incentives and performance based compensation;

•	Assess executive compensation against market compensation benchmarks prepared by our independent board consultant;

•	Facilitate the attraction, motivation and retention of highly talented executives who will be crucial to our long-term success and sustainability;

•	Encourage executives to focus on achieving our annual and long-term business goals; and

•	Appropriately compensate its executives who also provide support of our Company in PFSI’s role as our external Manager, loan servicer and other service provider.

PFSI aims to position the total compensation of its named executive officers at a level commensurate with the total compensation paid to other executives holding comparable positions at companies similar in industry, size, structure, scope and sophistication with which PFSI competes for executive talent.

PFSI’s 2024 Executive Compensation Decisions

In setting compensation for its executives, including our named executive officers, PFSI takes into consideration a number of factors in determining the total compensation payable to its employees including the type, scope and level of responsibility of the executive, competitive market dynamics, and the individual contributions made by the executive to the success of PFSI. In making its determinations regarding compensation arrangements with our named executive officers, PFSI does not take into account the amount of management fees we pay to our Manager. This is because a whole team of professionals at our Manager, our Servicer and their affiliates (including our named executive officers) supports our Company and these professionals not only support our management efforts, but also work on activities for us that are unrelated to our management agreement (e.g., mortgage loan servicing and mortgage loan fulfillment), as well as a broad range of other activities unrelated to us entirely. Many of these activities are for PFSI’s own account or the accounts of other third party stakeholders. To put this into context, the base management fees and performance incentive fees paid by us to our Manager represented approximately 1.8% of the $1.6 billion in total net revenues of our Manager and its affiliates during Fiscal 2024. No portion of such fees was directly allocated to the compensation paid by PFSI to any of our named executive officers.

Furthermore, we do not believe that base management fees and performance incentive fees as a percentage of PFSI’s total net revenues is an accurate or appropriate reflection of the portion of total compensation paid by PFSI to our named executive officers that is attributable to the services they provide our Company under our management agreement. Based on that approach and using the same percentage,

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COMPENSATION DISCUSSION AND ANALYSIS

however, we estimate that approximately $453,698 or 1.8% of the $25.3 million of total compensation paid by PFSI to our named executive officers during Fiscal 2024 would be deemed attributable to such services. Of the total compensation paid to our Chief Executive Officer by PFSI in Fiscal 2024, we estimate that approximately 11% was fixed (e.g., annual base salary) and approximately 89% was variable or incentive pay (e.g., performance-incentive and equity awards). Of the total compensation paid to our other named executive officers by PFSI in Fiscal 2024, we estimate that approximately 13% was fixed (e.g., annual base salary) and approximately 87% was variable or incentive pay (e.g., performance-incentive and equity awards).

2024 Annual Performance-Based Incentives Paid by PFSI

The annual performance-based incentives paid to our named executive officers by PFSI included a performance component equal to 70% of the annual target incentive based on achieving ROE and a strategic award component equal to 30% of the annual target incentive based on individual strategic objectives set at the beginning of the year. To determine annual performance-based incentive amounts, PFSI’s Compensation Committee first sets a target level of performance-based incentive for each named executive officer for the fiscal year based on competitive market data. Each named executive officer’s potential performance-based incentive payout varies based on such individual’s level of responsibility and position within our organization. PFSI believes that ROE is an appropriate measure for annual performance-based incentives because it provides our named executive officers with an incentive to achieve favorable current results, while also producing sustainable long-term shareholder value.

Each named executive officer’s target annual incentive was contingent on meeting the annual financial and strategic goals. Failure to meet the minimum ROE financial performance threshold would result in no ROE incentive payout, while exceeding the ROE financial performance target would result in incentive payouts over target, subject to a maximum payout cap of 300% for the financial performance component and 150% for the strategic award component. The total maximum annual incentive payable in Fiscal 2024 was 255% of target, assuming all goals were achieved at maximum.

In Fiscal 2024, PFSI’s management delivered net income of $311.4 million and ROE of 8.5%, primarily driven by higher inflation and interest rates negatively impacting the housing and mortgage loan market. PFSI’s ROE of 8.5% resulted in an ROE performance incentive payout of 52.6%. PFSI’s Compensation Committee also considered management’s execution of strategic objectives for the PFSI named executive officers and concluded that these objectives were achieved at the maximum payout of 150%. Based on the overall assessment of PFSI’s Fiscal 2024 performance and the Chairman’s recommendations, PFSI’s Compensation Committee approved the annual performance-based incentive amounts for the PFSI named executive officers at an overall payout percentage of 81.8%.

2024 Long-Term Equity Awards Granted by PFSI

In determining the equity awards granted to the PFSI named executive officers in Fiscal 2024, PFSI’s Compensation Committee considered, among other factors, the recommendations of management and various reports provided by its independent compensation consultant. PFSI’s Compensation Committee also considered (i) the value of the proposed equity awards; (ii) the historical equity awards previously granted to each named executive officer and the corresponding values at the time of the consideration of the 2024 grants; (iii) the value of share grants to the PFSI named executive officers providing comparable services at our industry and sector peers; (iv) the anticipated contribution by PFSI’s named executive officers in future fiscal years, taking into account the role, responsibility and scope of each position and PFSI’s Compensation Committee’s perception regarding the quality of the services provided by each named executive officer in carrying out those responsibilities; (v) PFSI’s financial and operating performance in the past year and its perceived future prospects; (vi) the mix of equity awards to total compensation; and (vii) general market practices. PFSI’s Compensation Committee considered these multiple factors in determining whether to increase or decrease the target amounts from the prior year’s equity award grants. There was no formulaic approach in the use of these various factors in determining the number of shares to award to each named executive officer. The share amounts were determined on a subjective basis, using the various factors, in PFSI’s Compensation Committee’s sole discretion.

PFSI’s Compensation Committee provided long-term equity incentives for Fiscal 2024 to the PFSI named executive officers through the following target value mix of performance-based restricted stock units, time-based restricted stock units and stock options:

PFSI Long-Term Equity Incentives	Target Mix Percentage

Performance-Based Restricted Stock Units	50%

Time-Based Restricted Stock Units	25%

Stock Options	25%

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COMPENSATION DISCUSSION AND ANALYSIS

2024 Summary Compensation Paid by PFSI (1)

The following table presents compensation paid by PFSI, the parent company of our Manager, as of the end of Fiscal 2024 utilizing the methodology required by the SEC to report compensation in the “Summary Compensation Table.”

Name	Year	Salary ($)	Non-equity Incentive Plan Compensation ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
David A. Spector	2024	1,100,000	2,965,086	4,706,226	1,725,634	98,894	10,595,840
Doug Jones	2024	700,000	2,044,887	2,756,148	1,010,634	85,962	6,597,631
Daniel S. Perotti	2024	470,833	1,145,137	1,274,969	467,499	49,740	3,408,178
James Follette	2024	375,000	797,506	899,918	329,977	36,043	2,438,444
Derek W. Stark	2024	400,000	817,955	701,182	257,106	49,690	2,225,933

(1)

For complete information regarding the executive compensation paid by PFSI, shareholders should refer to the “2024 Summary Compensation Table” contained in the Definitive Proxy Statement of PFSI, which was filed with the SEC on April 28, 2025. Information in this table reflects all disclosed compensation paid by PFSI to its named executive officers who are also named executive officers of the Company, not just compensation attributable to their work on our behalf, and excludes Mr. Chang since he was not a PFSI named executive officer in Fiscal 2024.

2024 Compensation Program Overview

During Fiscal 2024, we did not have employment agreements with our named executive officers. We also did not provide pension or retirement benefits, perquisites or other personal benefits to our named executive officers. However, all unvested RSUs and PSUs granted under our 2019 Plan will vest immediately upon a termination of services other than for cause or upon the termination of our management agreement between us and our Manager other than for cause (as defined in our management agreement). We utilized long-term incentive compensation in the form of equity-based awards, which we issue under our 2019 Plan as described herein.

Cash Compensation

We do not pay any cash compensation to our named executive officers or to any other employees of PFSI who support our business. Our named executive officers and other personnel who conduct our business are employees of PFSI and, therefore, PFSI is responsible for all such cash compensation and for making decisions relating thereto based on such factors as it determines appropriate.

Equity-Based Compensation

The Compensation Committee may, from time to time pursuant to our 2019 Plan, grant our named executive officers certain equity-based awards, including PSUs, RSUs and other awards based on our shares. These awards are designed to align the interests of our Manager and employees of PFSI who provide services to us with those of our shareholders, by allowing such individuals to share in the creation of value for our shareholders through capital appreciation and dividends. These awards provide a further benefit to us by enabling PFSI to attract, motivate and retain talented individuals who are willing to undertake the risks and liability associated with serving as executive officers of a public company. These equity awards are generally subject to vesting requirements over a number of years and are designed to promote the retention of management and to achieve strong performance for our Company.

We believe our compensation policies are particularly appropriate since we are an externally managed REIT. REIT regulations require us to pay at least 90% of our taxable income to shareholders as dividends. As a result, we believe that our shareholders are principally interested in the generation of attractive risk-adjusted returns that result in dividends and book value growth.

Accordingly, we want to provide an incentive to our named executive officers that rewards success in achieving these goals. We believe that equity-based awards serve to align the interests of named executive officers with the interests of our shareholders in generating attractive risk-adjusted returns that drive dividends, book value growth and long-term performance.

2024 Compensation Decisions

On March 12, 2024, after consideration of our performance in light of the qualitative and quantitative performance measures set forth below and after consultation with senior management, our Compensation Committee approved the PSU and RSU grants to our named executive

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COMPENSATION DISCUSSION AND ANALYSIS

officers and other employees of PFSI who provide services to us under our management agreement and other related party agreements. The Compensation Committee considers many material factors, including (1) the results of the annual Say-On-Pay vote regarding the executive compensation of our named executive officers during the prior fiscal year; (2) our Chairman’s evaluation of our named executive officer’s performance in the preceding fiscal year; (3) the anticipated contribution by our named executive officer in the upcoming fiscal year, taking into account the role, responsibility and scope of each position and the Compensation Committee’s perception regarding the quality of the services provided by each named executive officer in carrying out those responsibilities; (4) the extent to which the long-term equity award grant value is within (or outside) a certain range of percentile levels for long-term equity award grants for comparable positions at our industry and sector peers (and whether it is at the lower or upper end of such range); (5) any extraordinary changes that have occurred (such as a significant change in responsibilities or a promotion); (6) the compensation earned by or granted to our named executive officers from PFSI, as well as the combined value of compensation earned from or granted by PFSI and our Company relative to peer compensation; (7) the value and potential value for our named executive officer of the other elements of our Company’s compensation program; (8) recommendations of PFSI and various reports provided by the independent compensation consultant; (9) our financial and operating performance in the past year and perceived future prospects; and (10) general market practices.

The Compensation Committee considered these multiple factors in determining whether to increase or decrease the amounts of the prior year’s equity award grants. There was no formulaic approach in the use of these various factors in determining the number of shares to award to each named executive officer. The equity award amounts granted to our named executive officers were determined on a subjective basis, using the various factors described above, in the Compensation Committee’s sole discretion.

The Compensation Committee provided long-term equity incentives for Fiscal 2024 to our named executive officers through the following target value mix of performance-based RSUs and time-based RSUs:

PMT Long-Term Equity Incentives	Target Mix Percentage

Performance-Based RSUs	55%

Time-Based RSUs	45%

2024 Performance-Based Restricted Share Unit Grants

The Fiscal 2024 PSUs provided that the vesting will be contingent upon the achievement of two performance goal components with equal weighting, ROE and Relative TSR, as summarized below:

Fiscal 2024 Performance Goals and Rationale

PSU	2024	Rationale

Performance Metrics	• Return on Equity • Relative TSR

•  Aligns with shareholder feedback supporting the use of having multiple performance goals

•  ROE measures a company’s profitability by representing how much profit a company generates in relation to the money equity holders have invested, including retained profits

•  We believe the Relative TSR metric aligns management incentives with shareholder goals of relative outperformance against a peer group

Performance Period	Three one-year performance periods	• Three one-year performance periods provides a measure of performance and achievement aligning with current financial objectives

Peer Group	Peer Group

•  Fiscal 2024 performance measured against the current peer group for the Relative TSR metric; future period performance for the Relative TSR metric measured against the peer group in place at the beginning of the annual performance period

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COMPENSATION DISCUSSION AND ANALYSIS

Performance Measures for 2024 Performance-Based Restricted Share Unit Grants

A summary of the performance goals for our PSUs granted to our named executive officers in Fiscal 2024 is provided below:

2024 PSU (Fiscal Years 2024-2026)
Component	Key Terms	Target	% of Total

Return on Equity

ROE is the amount of net income attributable to common shareholders expressed as a percentage of average monthly common shareholders’ equity. ROE = Net Income attributable to common shareholders for a fiscal year ÷ average monthly common shareholders’ equity. The performance measurement periods are 2024, 2025 and 2026. ROE payout opportunity exists annually and cumulatively. Less than a 6% ROE generates a zero payout, a 6% ROE generates a 50% payout and a 12% ROE or greater generates a 200% payout with a linear progression between those two endpoints. If ROE in year 1 or year 2 is less than 8% and cumulative ROE in years 1 and 2 is greater than 12%, or in years 1-3 is greater than 18%, cumulative ROE over the applicable 2 or 3 year period may be utilized to determine the award. The annual award is the greater of the amount determined under the annual approach or the cumulative approach. The cumulative approach may only be applied once during the three years. There is no lookback to a year that generated a payout greater than or equal to 100%.

		8% cumulative, annualized ROE	50%

Relative Total Shareholder Return

Relative TSR will be measured based on the 30-day average closing market price, adjusted for dividends, of the Company and each member of our peer group at the beginning and the end of each performance period. Peers that are bankrupt, liquidated or operating in bankruptcy will be treated as having a negative 100% TSR; acquired companies will be removed from the peer group.

Less than a 20th percentile Relative TSR generates a zero payout, a 20th to 40th percentile Relative TSR generates a 50% of target payout, a 40th to 60th percentile Relative TSR generates a 100% of target payout, a 60th to 80th percentile Relative TSR generates a 150% of target payout and an 80th percentile or greater Relative TSR generates a 200% payout.

12/31/2023-12/31/2024 performance will be compared to the current peer group noted below; and future performance periods will be compared against the peer group in place at the beginning of the annual performance period.

2024 peer group: Apollo Commercial Real Estate Finance, Arbor Realty Trust, ARMOUR Residential REIT, Blackstone Mortgage Trust, Chimera Investment, Ellington Financial Inc., Invesco Mortgage Capital, KKR Real Estate Finance Trust, Ladder Capital, MFA Financial, Rithm Capital Corp., New York Mortgage Trust, Redwood Trust, Starwood Property Trust, and Two Harbors Investment.

		40%-60% Relative TSR	50%

2024 Performance-Based Restricted Share Unit Design Changes

The Compensation Committee decided to increase the ROE performance measure goals associated with the Fiscal 2024 PSU awards as compared to the prior year awards to incentivize our named executive officers to outperform the market in a challenging inflationary and interest rate macroeconomic environment. Accordingly, the Compensation Committee decided to increase the ROE maximum performance measure threshold from 10.0% in Fiscal 2023 to 12.0% in Fiscal 2024 while also increasing the maximum vesting level from 150% of target in Fiscal 2023 to 200% of target in Fiscal 2024 if the maximum performance goal was achieved. In addition, the Compensation Committee decided to keep the Fiscal 2024 target ROE goal at 8% which is the same target as in Fiscal 2023, primarily due to challenging macroeconomic environment.

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COMPENSATION DISCUSSION AND ANALYSIS

A summary of the performance measures and targets contained in the PSUs granted to our named executive officers during Fiscal 2024 is provided below and each of these awards is further described in the “2024 Grants of Plan-Based Awards” table:

Fiscal 2024 PSU Awards
	Performance Component	Threshold	Target	Maximum	% of Target	% of Maximum

Performance-Based Restricted Share Units	ROE (1)	6.0% - Cumulative Annualized ROE Payout = 50%	8.0% -Cumulative Annualized ROE Payout = 100%	12.0% -Cumulative Annualized ROE Payout = 200%	100%	200%
	Relative TSR (2)	20-40% Payout = 50%	40-60% Payout = 100%	80-100% Payout = 200%	100%	200%
					100%	200%

(1)	ROE = Net Income ÷ Average Month-End Equity ÷ Years in Measurement Period (1/1/2024 – 12/31/2026).
(2)

Relative TSR will be measured based on the 30-day average closing market price, adjusted for dividends, of the Company and each member of the peer group at the beginning and the end of each performance period. Peers that are bankrupt, liquidated or operating in bankruptcy will be treated as having a negative TSR; acquired companies will be removed from the peer group.

Approximately 55% of the long-term equity incentive awards granted to our named executive officers was in the form of PSUs. During Fiscal 2024, our named executive officers were granted PSUs under our 2019 Plan in the following amounts:

Name	Target Number of PSUs	Grant Date Fair Value
David A. Spector	38,300	$549,988
Doug Jones	22,980	$329,993
Daniel S. Perotti	19,150	$274,994
James Follette	3,830	$54,999
Derek W. Stark	6,702	$96,241
William Chang	19,150	$274,994

With respect to the PSUs granted during Fiscal 2024 to our named executive officers, the performance measurement periods are the 2024, 2025 and 2026 fiscal years. Payout opportunity for these PSUs exists annually and cumulatively up to a maximum of 200% in any given year; provided, however, that we have satisfied the relevant performance goals and our named executive officer is providing services to our Company or an affiliate as of the applicable vesting date. Additional details regarding the threshold, target and maximum payouts for the PSUs are provided in the “2024 Grants of Plan-Based Awards Table” included in this Proxy Statement. Pursuant to our PSU award agreements, our PSUs vest in connection with certain qualifying termination events and, in certain instances, a change in control, as described further in the “Potential Payments upon Termination of Employment or Change-in-Control” section included in this Proxy Statement.

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COMPENSATION DISCUSSION AND ANALYSIS

2024 Performance-Based Restricted Share Unit Performance – Actual Performance and Payouts

The PSU targets and payouts earned as of March 12, 2025 for the Fiscal 2024 performance period under the PSUs granted to our named executive officers in each of Fiscal 2022, Fiscal 2023 and Fiscal 2024 are reflected in the table below:

PSU Award	2024 Target	2024 Actual	PSU Payout*

2022 PSU (FY 2022-2024)	ROE = 8% TSR = < 50%	ROE = 8.4% TSR = 33.3%	110.2%

2023 PSU (FY 2023-2025)	ROE = 8% TSR = 40%-60%	ROE = 8.4% TSR = 33.3%	80.1%

2024 PSU (FY 2024-2026)	ROE = 8% TSR = 40%-60%	ROE = 8.4% TSR = 33.3%	80.1%

*

2022 PSU payout reflects a 100% ROE performance measure with a Relative TSR performance measure as a modifier to the ROE performance measure, while the 2023 PSU and the 2024 PSU payouts reflect a REO and Relative TRS performance measures weighted at 50% each.

2024 Time-Based Restricted Share Unit Grants

Approximately 45% of the long-term equity incentive awards granted to our named executive officers was in the form of time-based RSUs. During Fiscal 2024, our named executive officers were granted RSUs under our 2019 Plan in the following amounts:

Name	Number of RSUs	Grant Date Fair Value

David A. Spector	31,337	$449,999

Doug Jones	18,802	$269,997

Daniel S. Perotti	15,668	$224,992

James Follette	3,133	$44,990

Derek W. Stark	5,483	$78,736

William Chang	15,668	$224,992

Subject to continued service through each vesting date, the RSUs granted to our named executive officers in Fiscal 2024 generally vest ratably over a three-year period beginning on the one-year anniversary of the grant date and entitle the recipients to receive dividend equivalents during the vesting period. Pursuant to our RSU award agreements, our RSUs vest in connection with certain qualifying termination events and, in certain instances, a change in control, as described further in the “Potential Payments upon Termination of Employment or Change-in-Control” section included in this Proxy Statement.

Executive Compensation Decision Making Process

Role of the Compensation Committee

The Compensation Committee has overall responsibility for establishing the level of equity-based compensation for our named executive officers and employees of PFSI who provide services to us under our management agreement and other related party agreements. Members of the Compensation Committee are appointed by the Board. Currently, the Compensation Committee consists of three members of the Board, Mmes. Schultz, McAllister and Stewart, none of whom serve as our executive officers. Each of Mmes. Schultz, McAllister and Stewart qualifies as an independent trustee under the rules of the NYSE. See the section entitled “CORPORATE GOVERNANCE—Committees of the Board of Trustees.” Each year, the Compensation Committee consults with PFSI when determining the level of equity-based compensation for employees of PFSI, including our named executive officers who provide services to us under our management agreement and other related party agreements. The Chairman and Chief Executive Officer provides input for the Compensation Committee regarding the performance and appropriate compensation of the other named executive officers. The Compensation Committee gives considerable weight to the Chairman and Chief Executive Officer’s evaluation of the other named executive officers because of his direct knowledge of each named executive officer’s performance and contributions.

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COMPENSATION DISCUSSION AND ANALYSIS

The Role of the Outside Independent Compensation Consultant

The Compensation Committee has the sole authority to retain, compensate and terminate any independent compensation consultant of its choosing in assessing our compensation program and determining the appropriate, competitive levels of compensation for our executive officers. Pursuant to such authority, the Compensation Committee utilized Pearl Meyer, as its independent compensation consultant during Fiscal 2024. Pearl Meyer has provided various services to the Compensation Committee since its engagement including the following:

•	Attended Compensation Committee meetings and prepared certain meeting materials in connection with such meetings;

•	Reviewed our peer group for executive compensation purposes and provided recommendations for changes to such peer group;

•	Evaluated the competitive positioning of our named executive officers’ long-term incentive compensation relative to our peer companies to support decision-making;

•	Advised on target award levels within the long-term incentive program and, as needed, on actual compensation actions;

•	Conducted a review of the competitive market data (including long-term incentive targets) for our named executive officers;

•	Assessed our executive compensation peer group and recommended changes as necessary;

•	Assessed compensation levels within our peer group for named executive officers and other executive officers;

•	Reviewed historical financial performance for peer group companies under metrics used in our long-term incentive plan;

•	Provided market research on various issues as requested by the Compensation Committee;

•	Consulted with our Compensation Committee regarding compensation strategy, internal communications related to equity compensation and compensation best practices;

•	Assisted in compensation plan designs and modifications, as requested;

•	Assessed whether our compensation programs might encourage inappropriate risk taking that could have a material adverse effect on us; and

•	Assisted with the preparation of this Compensation Discussion and Analysis for this Proxy Statement.

Assessment of Outside Independent Compensation Consultant Conflicts of Interest

Under rules promulgated by the SEC, the Compensation Committee must determine, after taking into account six independence-related factors, whether any work completed by a compensation consultant raised any conflict of interest. Factors considered by the Compensation Committee include the following six factors specified by the NYSE rules: (1) other services provided to us by the compensation consultant; (2) what percentage of the compensation consultant’s total revenue is made up of fees from us; (3) policies or procedures of the compensation consultant that are designed to prevent a conflict of interest; (4) any business or personal relationships between individual consultants involved in the engagement and Compensation Committee members; (5) any of our common shares owned by individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the compensation consultant or the individual consultants involved in the engagement. For Fiscal 2024, the Compensation Committee did not identify any conflict of interest with respect to Pearl Meyer.

Peer Group and Benchmarking

The Use of Peer Group and Competitive Market Data

On an annual basis, we engage in a comprehensive review of our peer companies with the independent compensation consultant. To assist in decision making regarding our compensation and benefits program, our management and the Compensation Committee review competitive market data from a “peer group” of publicly traded companies in specific industries in which we compete for executive talent, among other factors. The market data reviewed includes peer proxy data of companies similar in industry, size, structure, scope and sophistication. Proxy data was gathered from proxy statements and other publicly filed documents.

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COMPENSATION DISCUSSION AND ANALYSIS

How We Establish our Peer Group

The Compensation Committee reviewed its peer group used for evaluating compensation decisions based on objective criteria as presented in the table and discussion below.

Objective Criteria Considered	Former Peer Group	Peer Group

•  Companies in the mortgage REIT industry

•  Companies with market capitalizations within a reasonable range of the Company

•  Companies with net income within a reasonable range of the Company

•  Companies with revenue within a reasonable range of the Company

•  Competitors for executive talent

•  Companies of comparable scope and complexity

•  Competitors for equity capital

•  Companies that identify us as their direct peer

•  Companies with similar pay practices

•  APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

•  ARBOR REALTY TRUST, INC.

•  ARMOUR RESIDENTIAL REIT, INC.

•  BLACKSTONE MORTGAGE TRUST, INC.

•  CHIMERA INVESTMENT CORPORATION

•  ELLINGTON FINANCIAL INC.

•  INVESCO MORTGAGE CAPITAL INC.

•  KKR REAL ESTATE FINANCE TRUST, INC.

•  LADDER CAPITAL CORP.

•  MFA FINANCIAL, INC.

•  RITHM CAPITAL CORP.

•  NEW YORK MORTGAGE TRUST

•  REDWOOD TRUST, INC.

•  STARWOOD PROPERTY TRUST, INC.

•  TWO HARBORS INVESTMENT CORP.

•  AGNC INVESTMENT CORPORATION +

•  ANNALY CAPITAL MANAGEMENT+

•  APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

•  ARBOR REALTY TRUST, INC.

•  ARMOUR RESIDENTIAL REIT, INC.

•  BLACKSTONE MORTGAGE TRUST, INC.

•  CHIMERA INVESTMENT CORPORATION

•  DYNEX CAPITAL, INC.+

•  ELLINGTON FINANCIAL INC.

•  INVESCO MORTGAGE CAPITAL INC.

•  KKR REAL ESTATE FINANCE TRUST, INC.

•  LADDER CAPITAL CORP.

•  MFA FINANCIAL, INC.

•  RITHM CAPITAL CORP.

•  NEW YORK MORTGAGE TRUST

•  REDWOOD TRUST, INC.

•  STARWOOD PROPERTY TRUST, INC.

•  TWO HARBORS INVESTMENT CORP.

+ Added to Peer Group

Given the relatively small number of externally managed REITs, we are limited in the number of companies that are appropriate peers for the Company. Our selection criteria included mortgage REITs and diversified REITs, and our goal is to identify peers that are industry relevant and publicly traded of similar market capitalization, assets and complexity.

As part of our selection criteria, we focus on companies that have 0.5x to 3x the assets of the Company.

Accordingly, the Compensation Committee, after reviewing with senior management and the independent outside compensation consultant, decided that AGNC Investment Corporation, Annaly Capital Management, and Dynex Capital, Inc. should be added to the revised peer group since they represent public mortgage and real estate investment managers that meet our qualitative and quantitative screening criteria including business comparability and executive compensation measures. The Compensation Committee believes that this revised peer group better reflects our competitors in the industry that currently conduct similar businesses and have comparable scales of operations.

Compensation Policies and Practices As They Relate to Our Risk Management

We have designed our executive compensation program to reward strong financial and individual performance. We believe that this structure, as further explained below, minimizes risks resulting from compensation practices. Our Compensation Committee believes that its compensation policies and practices for our named executive officers do not create risks that are reasonably likely to have a material adverse effect on us. We believe that appropriate safeguards are in place with respect to our compensation program and policies that assist in mitigating excessive risk taking that could harm the value of our business or reward poor judgment by our executive officers. In that regard, the Compensation Committee requested assistance from the independent compensation consultant in reviewing our compensation policies and practices. Based on its review, the Compensation Committee concluded that our compensation policies and practices as they apply to our named executive officers are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not create risks that are reasonably likely to have a material adverse effect on our business.

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COMPENSATION DISCUSSION AND ANALYSIS

As part of the review, numerous factors were noted that reduce the likelihood of excessive risk taking which include, but are not limited to, the following:

•	The compensation to our named executive officers consists solely of long-term equity awards in the form of PSUs and RSUs;

•	Our Compensation Committee has ultimate authority to determine, and adjust, if appropriate, compensation provided to our executive officers, including each of our named executive officers;

•
Our Compensation Committee maintains clawback policies regarding the recoupment of incentive compensation that apply to all of our Section 16 officers and any other officer whose title is Senior Managing Director;

•	Our named executive officers are subject to share ownership guidelines that require a certain minimum level of share ownership; and

•	Our Compensation Committee has the authority to retain any advisor it deems necessary to fulfill its obligations.
Executive Share Ownership Guidelines

Our executive share ownership guidelines, which are approved by our Nominating and Corporate Governance Committee, are intended to further the objective of aligning the interests of our executives with those of our shareholders. These share ownership guidelines provide that our named executive officers and other executive officers should accumulate a minimum dollar amount of shares within five years from becoming an executive officer.
A summary of the share ownership guidelines is set forth in the following table:

Executive Officer Title	Share Ownership Guideline

Chief Executive Officer	$2,000,000

Other Executive Officers	$ 500,000
For purposes of the guidelines, share ownership includes common shares owned directly and RSUs. The types and amounts of share-based awards are intended, in part, to facilitate the accumulation of sufficient shares by our executive officers to allow them to meet the share ownership guidelines within the applicable timeline. Each executive officer is expected to meet the respective level of share ownership within five years of becoming subject to such guidelines. The Nominating and Corporate Governance Committee will annually review each executive officer’s compliance with or progress toward meeting the share ownership guidelines based on share ownership calculated as of the average closing share price over the prior year. Each named executive officer who has been an executive officer for five years or more is in compliance with our share ownership guidelines.
Clawback Provisions

In
September 2023
, to comply with the requirements of the Dodd-Frank Act and the final NYSE listing rules, the Compensation Committee adopted a clawback policy applicable to incentive-based compensation for current and former Section 16 officers as defined under the Exchange Act (the “SEC Clawback Policy”). Under the SEC Clawback Policy, if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, the Board will recover any erroneously awarded incentive-based compensation received by current or former Section 16 officers during the three completed fiscal years immediately preceding the date the Company determines that an accounting restatement is required. We also adopted a separate clawback policy in 2018 allowing for the recoupment of incentive compensation that applies to non-Section

16 officers whose title is Senior Managing Director.
Insider Trading, Anti-Pledging and Anti-Hedging Policies

We have adopted insider trading policies and procedures governing the purchase, sale and other dispositions of our securities applicable to our trustees, officers, and employees, and have implemented processes for the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as applicable listing standards. Our named executive officers and trustees are required to obtain preclearance prior to entering into any transaction involving our securities. Trading is generally permitted only during open trading windows. Any such individuals who are subject to trading restrictions may enter into trading plans under

| 2025 Proxy Statement	47

COMPENSATION DISCUSSION AND ANALYSIS

Rule 10b5-1

of the Exchange Act, but these trading plans may be entered into only during an open trading window and must be pre-approved

as well. Our named executive officers, trustees and other employees are restricted from pledging any of our securities or entering into margin accounts involving our securities. We restrict these transactions because of the potential that sales of our securities could occur outside trading periods and without the required pre-clearance

approval. In addition, our named executive officers, trustees and other employees are restricted from entering into hedging transactions involving our securities.
The foregoing summary of our insider trading policies and procedures does not purport to be complete and is qualified by reference to the insider trading policy filed as Exhibit 19.1 to our Annual Report on Form

10-K

for the year ended December 31, 2024.
Policy and Practice Related to the Grant of Equity Awards

We do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. In Fiscal 2024, no stock options were granted within four business days prior to, or one business day following, the filing or furnishing of a periodic or current report with the SEC.

48	| 2025 Proxy Statement

COMPENSATION TABLES

Compensation Tables

2024 Summary Compensation Table*

We do not provide any of our named executive officers with any cash compensation or bonus, nor do we provide any named executive officers with pension benefits or nonqualified deferred compensation plans. We have not entered into any employment agreements with any person, and are not obligated to make any cash payments upon termination of employment or a change in control of the Company.

During Fiscal 2024, our named executive officers were granted long-term equity compensation in the form of RSUs and PSUs pursuant to our 2019 Plan. The “2024 Summary Compensation Table” below summarizes the annual compensation received by our named executive officers during Fiscal 2024, Fiscal 2023 and Fiscal 2022.

Name and Principal Position(1)	Year	Salary ($)(2)	Stock Awards ($)(2)	Total ($)

David A. Spector Chairman and Chief Executive Officer and Trustee	2024	-	999,987	999,987
	2023	-	999,987	999,987
	2022	-	999,985	999,985

Doug Jones Trustee, President and Chief Mortgage Banking Officer	2024	-	599,990	599,990
	2023	-	499,987	499,987
	2022	-	499,977	499,977

Daniel S. Perotti Senior Managing Director and Chief Financial Officer	2024		499,986	499,986
	2023	-	499,987	499,987
	2022	-	399,988	399,988

James Follette Senior Managing Director and Chief Digital Officer	2024	-	99,989	99,989

Derek W. Stark Senior Managing Director, Chief Legal Officer and Secretary	2024	-	174,977	174,977
	2023	-	174,980	174,980
	2022	-	174,984	174,984

William Chang Former Senior Managing Director and Chief Investment Officer	2024	-	499,986	499,986
	2023	-	499,991	499,991

*

The columns for “Bonus,” “Option Awards,” “Non-Equity Incentive Plan Compensation,” “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” and “All Other Compensation” have been omitted because they are not applicable.

(1)	Named executive officer titles are as of December 31, 2024.
(2)

The amounts in this column represent the full grant date fair value, as determined in accordance with ASC 718, of the PSUs and/or RSUs granted to our named executive officers in Fiscal 2024, Fiscal 2023 and Fiscal 2022 pursuant to our 2019 Plan. For Fiscal 2024, the amount shown for PSUs is based on the probable outcome of the applicable performance conditions on the grant date and includes PSUs awarded on March 12, 2024. PSUs awarded on March 12, 2024 were in the target amounts of 38,300 shares for Mr. Spector, 22,980 shares for Mr. Jones, 19,150 shares for Mr. Perotti, 3,830 shares for Mr. Follette and 6,702 shares for Mr. Stark, and 19,150 shares for Mr. Chang. The value of the PSUs awarded on March 12, 2024, assuming that the highest level of performance conditions will be achieved, is $1,099,976 for Mr. Spector, $659,986 for Mr. Jones, $549,988 for Mr. Perotti, $109,998 for Mr. Follette, $192,481 for Mr. Stark and $549,988 for Mr. Chang. For more information on the assumptions used in our estimates of value, please refer to Note 22—Share-Based Compensation in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on February 20, 2025.

| 2025 Proxy Statement	49

COMPENSATION TABLES

2024 Grants of Plan-Based Awards*

The following table provides information about plan-based awards granted under our 2019 Plan to our named executive officers in Fiscal 2024.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Equity Awards ($)(3)
		Threshold (#)	Target (#)	Maximum (#)
David A. Spector

RSU	3/12/2024				31,337	449,999

PSU	3/12/2024	19,150	38,300	76,600		549,988
Doug Jones

RSU	3/12/2024				18,802	269,997

PSU	3/12/2024	11,490	22,980	45,960		329,993
Daniel S. Perotti

RSU	3/12/2024				15,668	224,992

PSU	3/12/2024	9,575	19,150	38,300		274,994
James Follette

RSU	3/12/2024				3,133	44,990

PSU	3/12/2024	1,915	3,830	7,660		54,999
Derek W. Stark

RSU	3/12/2024				5,483	78,736

PSU	3/12/2024	3,351	6,702	13,404		96,241
William Chang

RSU	3/12/2024				15,668	224,992

PSU	3/12/2024	9,575	19,150	38,300		274,994

*

The columns for “Estimated Future Payouts Under Non-Equity Incentive Plan Awards,” “All Other Option Awards: Number of Securities Underlying Options,” and “Exercise or Base Price of Option Awards” have been omitted because they are not applicable.

(1)

Represents the potential payout range of PSUs granted in Fiscal 2024. Awards vest based on our ROE and Relative TSR for the fiscal year that ended immediately before such vesting date. Target was 100% of the granted Fiscal 2024 PSU and the maximum award amount was 200% of the granted Fiscal 2024 PSU. In addition to the performance conditions, our named executive officers are subject to time-based service conditions, with the awards vesting in equal annual installments for a three-year period commencing on the one-year anniversary of the grant date.

(2)

Reflects the number of RSUs granted to our named executive officer on March 12, 2024. These RSUs vest in equal annual installments for a three-year period commencing on the one-year anniversary of the grant date.

(3)

The grant date fair value of an RSU shown in this column is determined in accordance with ASC 718. The amounts reported in this column with respect to PSUs are based on the probable outcome of the applicable performance conditions. For more information on the assumptions used in our estimates of value, please refer to Note 22—Share-Based Compensation in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on February 20, 2025.

50	| 2025 Proxy Statement

COMPENSATION TABLES

2024 Outstanding Equity Awards at Fiscal Year-End*

The following table provides information about outstanding equity awards held by our named executive officers as of the end of Fiscal 2024.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock Granted That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock Granted That Have Not Vested ($)(2)	Equity Incentive Plan Awards; Number of Unearned Shares or Units of Stock Granted That Have Not Vested (#)		Equity Incentive Plan Awards; Market Value of Unearned Shares or Units of Stock Granted That Have Not Vested ($)(2)

David A. Spector	3/12/2024	31,337	394,533

	3/12/2024			38,300	(3)	482,197

	2/28/2023	23,024	289,872

	2/28/2023			28,140	(4)	354,283

	2/25/2022	9,579	120,600

	2/25/2022			12,900	(5)	162,411

Doug Jones	3/12/2024	18,802	236,717

	3/12/2024			22,980	(3)	289,318

	2/28/2023	11,512	144,936

	2/28/2023			14,070	(4)	177,141

	2/25/2022	4,789	60,294

	2/25/2022			6,450	(5)	81,206

Daniel S. Perotti	3/12/2024	15,668	197,260

	3/12/2024			19,150	(3)	241,099

	2/28/2023	11,512	144,936

	2/28/2023			14,070	(4)	177,141

	2/25/2022	3,832	48,245

	2/25/2022			5,160	(5)	64,964

James Follette	3/12/2024	3,133	39,444

	3/12/2024			3,830	(3)	48,220

	2/28/2023	2,302	28,982

	2/28/2023			2,814	(4)	35,428

Derek W. Stark	3/12/2024	5,483	69,031

	3/12/2024			6,702	(3)	84,378

	2/28/2023	4,029	50,725

	2/28/2023			4,924	(3)	61,993

	2/25/2022	1,676	21,101

	2/25/2022			2,257	(4)	28,416

William Chang	3/12/2024	-	-

	3/12/2024			-		-

	2/28/2023	-	-

	2/28/2023			-		-

	2/25/2022	-	-

	2/25/2022			-		-

*

The columns for “Option Awards,” “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options—Exercisable,” “Number of Securities Underlying Unexercised Options—Unexercisable,” “Option Exercise Price,” and “Option Expiration Date” have been omitted because they are not applicable.

(1)

Reflects RSUs granted to each named executive officer, which units vest in equal annual installments for a three-year period commencing on the one-year anniversary of the respective grant date for awards granted in Fiscal 2022, Fiscal 2023 and Fiscal 2024.

(2)	Per share value of stock awards is $12.59 based on the closing price of the common shares on the NYSE on December 31, 2024.
(3)

The indicated number of unearned units consists entirely of the PSUs with a performance period that ends on December 31, 2026 and is described above under the heading “—2024 Compensation Decisions.” The number of PSUs is shown at target.

(4)

The indicated number of unearned units consists entirely of the PSUs with a performance period that ends on December 31, 2025 and is described above under the heading “—Compensation Decisions Made in 2023.” The number of PSUs is shown at target.

(5)

The indicated number of unearned units consists entirely of the PSUs with a performance period that ends on December 31, 2024 and is described above under the heading “—Compensation Decisions Made in 2022.” The number of PSUs is shown at actual attainment of 110.2%.

| 2025 Proxy Statement	51

COMPENSATION TABLES

2024 Stock Vested*

The following table sets forth certain information with respect to our named executive officers regarding the vesting of RSUs and PSUs during Fiscal 2024.

	Stock Awards(1)

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

David A. Spector	63,360	883,158

Doug Jones	32,308	450,624

Daniel S. Perotti	27,856	388,725

James Follette	3,299	46,118

Derek W. Stark	10,889	151,857

William Chang	8,117	113,885

*	The columns for “Option Awards” have been omitted because they are not applicable.
(1)

Amounts reported in these columns consist of vested RSUs and PSUs. If the named executive officer sold a portion of the common shares acquired upon vesting of RSUs and PSUs to satisfy the tax obligation with respect to such vesting, the number of common shares acquired is less than the amount shown. The number of common shares acquired and the value realized on vesting as reflected in this column have not been reduced to reflect the sale of common shares to satisfy any tax obligations. The following table shows the allocation of RSUs and PSUs that vested in Fiscal 2024.

	PSUs(a)		RSUs(b)

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(c)

David A. Spector	34,393	483,910	28,967	399,248

Doug Jones	18,219	256,341	14,089	194,282

Daniel S. Perotti	15,906	223,797	11,950	164,928

James Follette	2,148	30,222	1,151	15,895

Derek W. Stark	6,017	84,659	4,872	67,198

William Chang	—	—	8,117	113,885

(a)

The payout percentages for PSUs earned as of February 24, 2025 for the Fiscal 2024 performance period under the PSUs granted to our named executive officers in each of Fiscal 2022, Fiscal 2023 and Fiscal 2024 were 110.2%, 80.1% and 80.1%, respectively.

(b)	Amounts reported in this column represent RSU awards that vested on February 17, 2024, February 25, 2024, February 28, 2024 and March 20, 2024.
(c)

The value realized on vesting is calculated by multiplying the number of common shares received upon the vesting of RSUs or PSUs by the fair market value of our common shares on the respective vesting dates.

2024 Pension Benefits

The table for “Pension Benefits” has been omitted because it is not applicable. We do not provide any of our named executive officers with any pension plans or benefits.

2024 Nonqualified Deferred Compensation

The table for “Nonqualified Deferred Compensation” has been omitted because it is not applicable. We do not provide any of our named executive officers with any nonqualified deferred compensation plans or benefits.

52	| 2025 Proxy Statement

COMPENSATION TABLES

Potential Payments upon Termination of Employment or Change-in-Control

None of our named executive officers has the right to receive severance payments from us and we are not required to make payments to a named executive officer upon a change in control of the Company.

Pursuant to the terms of our PSU agreement outstanding in Fiscal 2024:

•

Upon an executive officer’s termination of service due to retirement, PSUs outstanding for more than nine-months may continue to vest and be payable after the retirement date in accordance with the original terms of the PSU.

•

Upon an executive officer’s termination of service due to death, PSUs outstanding for more than one month will vest on a pro rata basis, based on the Company’s cumulative performance achievement during the performance period and through the most recent fiscal quarter end at a level that does not exceed 100% payout if such termination occurs prior to the end of the performance period.

•

Upon an executive officer’s termination of service due to disability, PSUs outstanding for more than one month will vest on a pro rata basis, and the number of shares earned will be at a level that does not exceed 100% payout if such termination occurs prior to the end of the performance period (on a pro rata basis), and any remaining PSUs will be forfeited.

•

Upon an executive officer’s termination of service other than for cause or upon the termination of our management agreement between us and our Manager other than for cause (as defined in our management agreement), any PSU not previously vested will become fully vested, with performance conditions deemed fully achieved.

•	Upon a termination of service for any other reason, a PSU is generally subject to forfeiture.

•

Upon a change in control, any PSU not previously vested will become fully vested if the executive officer’s service is terminated by us (other than for cause) as a result of or in connection with such change in control; provided, however, that if our common shares cease to be publicly traded on an established securities market in connection with such change in control, then any PSUs not previously vested will become fully vested upon such change in control. If our common shares continue to be publicly traded on an established securities market in connection with such change in control, and if a pro rata portion of any of the performance goals have been satisfied as of the change in control, then a corresponding pro rata portion of such PSUs will become vested as of such change in control. With respect to any other PSU outstanding after a change in control, the PSUs will convert to time-based RSUs unless the Board can determine comparable new performance goals based upon the business of the acquiring or surviving entity.

Pursuant to our RSU award agreement outstanding in Fiscal 2024:

•	Upon an executive officer’s retirement, RSUs outstanding for more than nine months may continue to vest and be settled according to the original terms of the RSU, on a pro rata basis.

•

Upon an executive officer’s termination of service other than for cause, or due to the executive officer’s death or permanent disability, or upon the termination of our management agreement between us and our Manager other than for cause (as defined in our management agreement), any RSU not previously vested will become fully vested.

•	Upon a termination of service for any other reason, an RSU is generally subject to forfeiture.

•

Upon a change in control, any RSU not previously vested will become fully vested if our named executive officer’s service is terminated by us (other than for cause) as a result of or in connection with such change in control; provided, however, that if our common shares cease to be publicly traded on an established securities market in connection with such change in control, then any RSUs not previously vested will become fully vested irrespective of any such termination of service.

The term of our management agreement expires on December 31, 2029, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement. Assuming that the triggering event took place on December 31, 2024, the value of the RSUs and PSUs that vest for each named executive officer would be the same as the respective values set forth in the table presented in the section entitled “2024 Outstanding Equity Awards at Fiscal Year-End.”

William Chang, our former Senior Managing Director and Chief Investment Officer left the Company in October 2024 and all his outstanding RSUs and PSUs were forfeited.

| 2025 Proxy Statement	53

COMPENSATION TABLES

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is comprised solely of the following independent trustees: Mmes. Schultz, McAllister and Stewart. None of them has ever served as an officer or employee for us or any of our affiliates or has any other business relationship or affiliation with us, except his or her service as a trustee. During Fiscal 2024, none of our executive officers served as a director, trustee or a member of the compensation committee of another entity, one of whose executive officers was a trustee or a member of our Compensation Committee.

54	| 2025 Proxy Statement

CEO PAY RATIO

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of David A. Spector, our Chairman and Chief Executive Officer.

For Fiscal 2024:

•	the median of the annual total compensation of all employees of our Company (other than our CEO) was $62,590; and

•	the annual total compensation of our CEO paid by our Company, as reported in our Summary Compensation Table included in this Proxy Statement, was $999,987.

Based on this information, our Fiscal 2024 ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 16 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

1.

We determined that, as of December 31, 2024, our employee population consisted of six full-time individuals, who are located in the United States. In determining whether a worker is an employee, we applied widely recognized employment and tax laws.

2.

In order to identify the median employee during Fiscal 2024, we compared the amount of salary, wages, overtime and other compensation of our employees as reflected in our payroll records. In making that determination, we annualized the compensation of our full-time employees who were not employed for the entirety of Fiscal 2024.

3.

We combined all of the elements of such employee’s compensation for Fiscal 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $62,590.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

| 2025 Proxy Statement	55

SEC PAY VERSUS PERFORMANCE

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive “Compensation Actually Paid” and the financial performance of our Company. This disclosure does not necessarily align with how we view the relationship between the Company’s performance and named executive officer compensation. The below table shows Compensation Actually Paid to our CEO and other named executive officers as calculated by adjusting the Summary Compensation Table total amounts for the applicable year.

Year	Summary Compensation for CEO (1)	Compensation Actually Paid to CEO (2)	Average Summary Compensation for Other Named Executive Officers (3)	Average Compensation Actually Paid to Other Named Executive Officers (4)	Value of Initial Fixed $100 Investment Based On:		Net Income	Return on Equity (6)
					PMT Total Shareholder Return (5)	Peer Group Total Shareholder Return (5)

2024	$999,987	$ 753,675	$ 374.986	$ 125,899	$ 99.4	$ 87.4	$ 119.2 Million	8.4%

2023	$999,987	$ 1,678,774	$ 434,986	$ 694,272	$ 105.1	$ 83.0	$ 157.8 Million	11.1%

2022	$999,985	$ 649,981	$ 393,732	$ 262,972	$ 77.2	$ 71.2	$(115.1) Million	-7.2%

2021	$999.981	$ 158,201	$ 424,977	$ 110,650	$ 94.4	$ 88.9	$ 25.9 Million	1.3%

2020	$747,987	($ 254,463)	$ 520,606	($ 104,919)	$ 86.9	$ 78.8	$ 27.4 Million	1.4%

(1)
Mr. Spector was our principal executive officer (“CEO”) for all years shown. The amounts reported are the amounts of total compensation reported for our CEO for each corresponding year in the “Total” column of the Summary Compensation Table in each applicable year.

(2)
The amount reported represent the Compensation Actually Paid to our CEO, computed in accordance with Item 402(v) of Regulation
S-K,
but do not reflect the actual amount of compensation earned by or paid to our CEO in the applicable year. Compensation Actually Paid is calculated by making the following adjustments to the Summary Compensation Table amounts for our CEO:

Adjustments to Determine Compensation “Actually Paid” for the CEO
(7)

2024

SUMMARY COMPENSATION - CEO	$999,987

• Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table	($999,987)

• Fair Value of Equity Awards Granted during the Fiscal Year that Remain Unvested as of Fiscal Year-End	$888,940

• Change in Fair Value of Prior Fiscal Year-End Equity Awards that were Unvested as of Fiscal Year-End	$(164,650)

• Change in Fair Value of Prior Fiscal Year-End Equity Awards that Vested during Fiscal Year	$(72,919)

• Change in Fair Value of Prior Fiscal Year-End Equity Awards that were Forfeited during Fiscal Year	-

• Dividends paid during Fiscal Year before Vesting Date of Equity Awards	$102,304

COMPENSATION ACTUALLY PAID - CEO	$753,675

ADJUSTMENTS FROM SUMMARY COMPENSATION	$(246,312)

(3)
The amounts reported represent the average of the amounts reported for the Company’s named executive officers as a group (excluding our CEO), in the “Total” column of the Summary Compensation Table in each applicable year. The Executive Officers used to calculate the Other NEOs average in each year include Messrs. Kurland, Jones, Fartaj, and Chang (Andrew) for 2020; Messrs. Jones, Fartaj, Chang (Andrew) and Perotti for 2021; Messrs. Jones, Fartaj, Perotti and Stark for 2022; Messrs. Jones, Fartaj, Perotti, Stark and Chang (William) for 2023 and Messrs. Jones, Perotti, Stark, Follette and Chang (William) for 2024.

(4)
The amounts reported represent the average Compensation Actually Paid to the other named executive officers other than our CEO as a group, computed in accordance with Item 402(v) of Regulation
S-K.
The amounts do not reflect the actual average amount in compensation earned by or paid to such other named executive officers as a group in the applicable year. Compensation Actually Paid is calculated by making the following adjustments to the Summary Compensation Table amounts for the Other Named Executive Officers:

56	| 2025 Proxy Statement

SEC PAY VERSUS PERFORMANCE

Adjustments to Determine Average Compensation “Actually Paid” for the Other NEOs
(7)

2024

SUMMARY COMPENSATION – OTHER NEOs	$374,986

• Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table	($374,986)

• Fair Value of Equity Awards Granted during the Fiscal Year that Remain Unvested as of Fiscal Year-End	$244,451

• Change in Fair Value of Prior Fiscal Year-End Equity Awards that were Unvested as of Fiscal Year-End	($37,988)

• Change in Fair Value of Prior Fiscal Year-End Equity Awards that Vested during Fiscal Year	($19,090)

• Change in Fair Value of Prior Fiscal Year-End Equity Awards that were Forfeited during Fiscal Year	($95,148)

• Dividends paid during Fiscal Year before Vesting Date of Equity Awards	$33,674

COMPENSATION ACTUALLY PAID – OTHER NEOs	$125,899

ADJUSTMENTS FROM SUMMARY COMPENSATION	($249,087)

(5)
Based on initial investment of $100 on December 31, 2019 and a cumulative Total Shareholder Return (PMT Fiscal Year 2020 =
-13.1%,
Fiscal Year 2021 = 8.6%, Fiscal Year 2022 =
-18.2%,
Fiscal Year 2023 = 36.2% and Fiscal Year 2024 =
-5.4%).
The TSR Peer Group is the Dow Jones U.S. Mortgage REIT Index (Fiscal Year 2020 =
-21.2%,
Fiscal Year 2021 = 12.8%, Fiscal Year 2022 =
-19.9%,
Fiscal Year 2023 = 16.6% and Fiscal 2024 = 5.2%). We replaced the Bloomberg REIT Mortgage Index used in previous years with the Dow Jones U.S. Mortgage REIT Index because the Bloomberg REIT Mortgage Index was discontinued by the third party index service provider in 2024. The previous returns of the Bloomberg REIT Mortgage Index were: (Fiscal Year 2020 =
-22.2%,
Fiscal Year 2021 = 17.6%, Fiscal Year 2022 =
-24.4%
and Fiscal Year 2023 = 14.5%).

(6)	Our Company Selected Measure is Return on Equity, which is calculated as Net Income attributable to common shareholders for a fiscal year divided by average monthly common shareholders’ equity.
(7)
The fair values in the tables above have been computed in accordance with the methodology used for financial reporting purposes and, as applicable for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

Most Important Financial Performance Measures

The Compensation Committee utilizes several performance measures and factors to align executive compensation with Company performance not reflected in the Pay Versus Performance table or the Compensation Actually Paid measures. In our assessment, the most important financial performance measures used to determine Compensation Actually Paid to our CEO and other NEOs in Fiscal 2024 to Company performance were:

Return on Equity	Net Income	Relative Total Shareholder Return

| 2025 Proxy Statement	57

SEC PAY VERSUS PERFORMANCE

Compensation Actually Paid Compared to Financial Performance Measures

The graphs demonstrate the relationship between Compensation Actually Paid compared to TSR, Net Income and ROE since December 31, 2019.
Compensation Actually Paid and Company and Peer Group TSR
(1)

Compensation Actually Paid and Net Income

Compensation Actually Paid and ROE

(1)
TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year is the closing price on December 31, 2019.

58	| 2025 Proxy Statement

PROPOSAL 3—ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

Proposal 3—Advisory (Non-Binding) Vote to Approve Executive Compensation

As required pursuant to Section 14A of the Exchange Act, we are presenting a proposal that gives shareholders the opportunity to cast an advisory (non-binding) vote on our executive compensation for named executive officers by voting for or against it. We currently present such proposals annually, and we expect the next proposal will be presented next year. At our 2024, 2023 and 2022 annual meetings of shareholders, approximately 98% of the shareholders voting on our Say-On-Pay proposal voted for the proposal. We believe that this vote result was positively impacted by our transparency regarding the executive compensation paid to our executive officers by PFSI, which includes our Manager, our Servicer and their affiliates. We believe that our shareholders’ ability to provide input with respect to our executive compensation practices and disclosure continues to be an important element of good corporate governance, and will continue to consider the results of our Say-On-Pay vote in making our compensation decisions.

OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS AN ADVISORY (NON-BINDING) VOTE “FOR” THE FOLLOWING RESOLUTION APPROVING OUR EXECUTIVE COMPENSATION:

“RESOLVED, that the compensation paid to PennyMac Mortgage Investment Trust’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any narrative discussion in this Proxy Statement, is hereby APPROVED.”

Supporting Statement

We do not pay or accrue any annual base salaries or cash bonuses to our named executive officers. Rather, in our discretion, we may grant equity-based awards, which are designed to align the interests of named executive officers with the interests of our shareholders in generating attractive risk-adjusted returns and growing book value over time. We believe equity-based awards align these interests by allowing our named executive officers to share in the creation of value for our shareholders through capital appreciation and dividends.

These equity awards are generally subject to vesting requirements over a number of years, and they are designed to promote the retention of management and the achievement of high financial and individual performance. These awards provide a further benefit to us by enabling PFSI, including our Manager, our Servicer and their affiliates, to attract, motivate and retain highly talented executive leaders who are incented to implement strategies that will enhance our long-term performance and promote growth in dividends and book value.

We encourage our shareholders to read the section in this Proxy Statement entitled “Compensation Discussion and Analysis,” in which we describe in greater detail our compensation program, objectives and policies for our named executive officers. For the reasons described therein and above, we recommend that our shareholders endorse our compensation program for named executive officers. While our Board intends to carefully consider the shareholder vote resulting from this proposal, the final vote will not be binding on us and is advisory in nature.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions

Each of our executive officers is also an executive officer of PFSI and one or more of its subsidiaries, including our Manager and our Servicer, and each of our executive officers holds an ownership interest in PFSI. In addition, Mr. Spector and Mr. Jones serve on PFSI’s Board of Directors. This section discusses certain direct and indirect relationships and transactions involving us and certain persons related to us since January 1, 2024.

Management Agreement

We are externally managed and advised by our Manager pursuant to a management agreement that was amended and restated on December 16, 2024 and effective as of January 1, 2025. Pursuant to the terms of our management agreement, PCM manages our assets and investment strategies. For its management services, our Manager collects a base management fee and may collect a performance incentive fee. The base management fee is payable quarterly and in arrears and the performance incentive fee is payable annually and in arrears. The purpose of our management agreement is to align the base and performance incentive components of the management fee with our investment strategies. Our management agreement expires, unless terminated earlier in accordance with the terms of the agreement, on December 31, 2029, subject to automatic renewal for additional 18-month periods, unless terminated in accordance with the terms of the agreement.

The base management fee is calculated at a defined annualized percentage of “shareholders’ equity.” Our “shareholders’ equity” is defined as the sum of the net proceeds from any issuances of our equity securities since our inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance); plus our retained earnings at the end of the quarter; less any amount that we pay for repurchases or redemptions of our equity securities (allocated on a pro rata daily basis for such repurchases and redemptions during the fiscal quarter of any such repurchases or redemptions); and excluding one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our Manager and us.

Pursuant to the terms of our management agreement, the base management fee is equal to the sum of (i) 1.5% per year of shareholders’ equity up to $2 billion, (ii) 1.375% per year of shareholders’ equity in excess of $2 billion, up to $5 billion, and (iii) 1.25% per year of shareholders’ equity in excess of $5 billion. The base management fee is paid in cash.

The performance incentive fee is calculated at a defined annualized percentage of the amount by which “net income,” exceeds certain levels of annualized return on our common shareholders’ equity. For the purpose of determining the amount of the performance incentive fee, “net income” is defined as net income or loss attributable to our common shareholders computed in accordance with GAAP and adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges determined after discussions between our Manager and us. For this purpose, common shareholders’ equity is defined as our shareholders’ equity less the average GAAP accounting value of our preferred equity. Our “preferred equity” means all classes of our shares receiving preferences over the common shares.

The performance incentive fee is calculated annually and escalates as net income (stated as a percentage of return on common shareholders’ equity) increases over certain thresholds. On each calculation date, the threshold amount represents a stated return on common shareholders’ equity, plus or minus a “high watermark” adjustment. The performance fee payable for any quarter is equal to: (a) 10% of the amount by which net income for the quarter exceeds (i) an 8% return on common shareholder equity plus the high watermark, up to (ii) a 12% return on common shareholders’ equity; plus (b) 15% of the amount by which net income for the quarter exceeds (i) a 12% return on common shareholders’ equity plus the high watermark, up to (ii) a 16% return on common shareholders’ equity; plus (c) 20% of the amount by which net income for the quarter exceeds a 16% return on common shareholders’ equity plus the high watermark.

The “high watermark” is the annual adjustment that reflects the amount by which the net income (stated as a percentage of return on common shareholders’ equity) in that fiscal year exceeds or falls short of the lesser of 8% and the average Fannie Mae MBS Yield (the target yield) for such fiscal year. If the net income is lower than the target yield, the high watermark is increased by the difference. If the net income is higher than the target yield, the high watermark is reduced by the difference. Each time a performance incentive fee is earned, the high watermark returns to zero. As a result, the threshold amount required for our Manager to earn a performance incentive fee is adjusted cumulatively based on the performance of our net income over (or under) the target yield, until the net income in excess of the target yield exceeds the then-current cumulative high watermark amount, and a performance incentive fee is earned. The high watermark shall only be calculated based on the two years preceding the fiscal year for which the incentive fee is calculated, and the high watermark shall never be less than zero after including all high watermark increases and high watermark decreases over any such rolling two fiscal year period. The performance incentive fee may be paid in cash or in our common shares (subject to a limit of no more than 50% paid in common shares), at our option.

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Under our management agreement, our Manager is entitled to reimbursement of its organizational and operating expenses, including third-party expenses, incurred on our behalf, it being understood that our Manager and its affiliates shall allocate a portion of their personnel’s time to provide certain legal, tax, accounting, internal audit and investor relations services for our direct benefit and for which our Manager shall be reimbursed in an amount that is determined annually. We are required to pay our and our subsidiaries’ pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates required for our and our subsidiaries’ operations. These expenses will be allocated between us and our Manager based on the percentage of resources used by our Manager in connection with its investment management activities as determined by our Manager in its reasonable and good faith discretion, as calculated at each fiscal quarter end. Our Manager may be entitled to a termination fee under certain circumstances. Specifically, the termination fee is payable for (1) our termination of our management agreement without cause, (2) our Manager’s termination of our management agreement upon a default by us in the performance of any material term of the agreement that has continued uncured for a period of 30 days after receipt of written notice thereof, or (3) our Manager’s termination of the agreement after the termination by us without cause (excluding a non-renewal) of our MBS agreement, our MSR recapture agreement or our servicing agreement (each as described and/or defined below). The termination fee is equal to three times the sum of (a) the average annual base management fee and (b) the average annual (or, if the period is less than 24 months, annualized) performance incentive fee earned by our Manager during the 24-month period immediately preceding the date of termination.

We may terminate our management agreement without the payment of any termination fee under certain circumstances, including, among other circumstances, uncured material breaches by our Manager of the management agreement, upon a change in control of our Manager (defined to include a 50% change in the shareholding of our Manager in a single transaction or related series of transactions) or upon the termination of our MBS agreement, our MSR recapture agreement or our servicing agreement by our Servicer without cause.

Our management agreement also provides that, prior to the undertaking by our Manager or its affiliates of any new investment opportunity or any other business opportunity requiring a source of capital with respect to which our Manager or its affiliates will earn a management, advisory, consulting or similar fee, our Manager shall present to us such new opportunity and the material terms on which our Manager proposes to provide services to us before pursuing such opportunity with third parties.

Our Manager earned approximately $28.6 million in base management fees, zero in performance incentive fees and we reimbursed our Manager for $29.4 million of expenses incurred on our behalf in Fiscal 2024 in connection with work performed under the terms of the management agreement in effect as of Fiscal 2024.

Servicing Agreement

We have entered into a servicing agreement that was amended and restated on December 16, 2024 and effective as of January 1, 2025, pursuant to which our Servicer provides subservicing for our portfolios of residential mortgage loans and mortgage servicing rights, or MSRs. Such servicing and subservicing provided by our Servicer includes collecting principal, interest and escrow account payments, if any, with respect to mortgage loans, as well as managing loss mitigation, which may include, among other things, collection activities, loan workouts, modifications, foreclosures and short sales. The term of our servicing agreement expires on December 31, 2029, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

The base servicing fee rates for mortgage loans subserviced by our Servicer on our behalf are calculated through a monthly per-loan dollar amount, with the actual dollar amount for each mortgage loan based on whether the mortgage loan is a fixed-rate or adjustable-rate loan. The base servicing fee rates for mortgage loans subserviced on our behalf are $7.50 per month for fixed-rate mortgage loans and $8.50 per month for adjustable-rate mortgage loans. To the extent that these mortgage loans become delinquent, our Servicer is entitled to an additional servicing fee per mortgage loan falling within a range of $18 to $80 per month and based on the delinquency, bankruptcy and foreclosure status of the mortgage loan or $75 per month if the underlying mortgaged property becomes real estate owned (REO). Our Servicer is also entitled to customary ancillary income and certain market-based fees and charges, including boarding and deboarding fees, liquidation and disposition fees, and assumption, modification and origination fees, as well as certain fees relating to additional forbearance, claim filing, and loss mitigation activities.

Our Servicer continues to be entitled to reimbursement for all customary, bona fide reasonable and necessary out-of-pocket expenses it incurs in connection with the performance of its servicing obligations.

Our Servicer earned approximately $83.3 million in loan servicing fees from us in Fiscal 2024 in connection with work performed under the terms of the servicing agreement in effect as of Fiscal 2024.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mortgage Banking Services Agreement

Pursuant to a mortgage banking services agreement, or MBS agreement that was amended and restated on December 16, 2024 and effective as of January 1, 2025, our Servicer provides us with certain mortgage banking services, including fulfillment and disposition-related services, with respect to loans acquired by us.

Our Servicer has agreed to provide the MBS agreement services exclusively for our benefit, and our Servicer and its affiliates are prohibited from providing such services for any other third party. However, such exclusivity and prohibition shall not apply, and certain other duties instead will be imposed upon our Servicer, if we are unable to purchase or finance mortgage loans as contemplated under our MBS agreement for any reason. The MBS agreement expires, unless terminated earlier in accordance with the terms of the agreement, on December 31, 2029, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

In consideration for the mortgage banking services provided with respect to our acquisition of mortgage loans, our Servicer is entitled to aggregate quarterly fulfillment fees not to exceed the following: (i) the product of (A) the number of non-Ginnie Mae loan commitments issued during the quarter, (B) a pull-through factor of either .99 or .80 depending on whether the loan commitments are subject to a “mandatory trade confirmation” or a “best efforts lock confirmation”, (C) the sum of $585 for each pull-through adjusted loan commitment up to and including 16,500 per quarter and $355 for each pull-through adjusted loan commitment in excess of 16,500 per quarter, and (D) the ratio of the number of loan commitments issued to us during the quarter to the total number of non-Ginnie Mae loan commitments issued during the quarter, plus (ii) the product of (A) the ratio of the number of our purchased loans during the quarter to the total number of non-Ginnie Mae loans purchased during the quarter, and (B) the sum of $315 for each purchased loan up to and including 16,500 per quarter and $195 for each purchased loan exceeding 16,500 per quarter, plus (iii) $500 multiplied by the number of all purchased loans other than Fannie Mae and Freddie Mac loans that are sold and securitized; provided however, that no fulfillment fee shall be due or payable to the Servicer with respect to (x) any Ginnie Mae mortgage loans, (y) any Fannie Mae mortgage loan or Freddie Mac mortgage loan acquired from us by our Servicer on a discretionary basis, or (z) any mortgage loan acquired by us from our Servicer on or before June 30, 2025, provided that supplemental fees may still be charged in connection with the securitization or sale of any such mortgage loans. We do not hold the Ginnie Mae approval required to issue Ginnie Mae MBS and act as a servicer. Accordingly, under the MBS agreement, our Servicer will purchase loans underwritten in accordance with the Ginnie Mae Mortgage-Backed Securities Guide “as is” and without recourse of any kind from us at our cost less an administrative fee plus accrued interest and a sourcing fee ranging from one to two basis points through June 30, 2025.

From and after July 1, 2025, our Servicer shall acquire all mortgage loans under the correspondent lending program from the approved correspondents. During any quarter commencing on or after July 1, 2025, we shall have the right to purchase up to 100% of any agency and non-agency mortgage loans, other than Ginnie Mae mortgage loans, and no sourcing fee shall apply.

In consideration for the mortgage banking services provided by our Servicer with respect to our acquisition of mortgage loans under our Servicer’s early purchase program through June 30, 2025, our Servicer is entitled to fees accruing (i) at a rate equal to $1,500 per year per early purchase facility administered by our Servicer, and (ii) in the amount of $35 for each mortgage loan that we acquire thereunder.

Notwithstanding any provision of the MBS agreement to the contrary, if it becomes reasonably necessary or advisable for our Servicer to engage in additional services in connection with post-breach or post-default resolution activities for the purposes of a correspondent agreement, then we have generally agreed with our Servicer to negotiate in good faith for additional compensation and reimbursement of expenses to be paid to our Servicer for the performance of such additional services.

Our Servicer earned approximately $26.3 million in fulfillment fees and paid us approximately $8.0 million in sourcing fees in Fiscal 2024 under the terms of the MBS agreement in effect as of Fiscal 2024.

MSR Recapture Agreement

Pursuant to the terms of our MSR recapture agreement entered into by us with our Servicer that was amended and restated on December 16, 2024 and effective as of January 1, 2025, if our Servicer originates any mortgage loans the proceeds of which are used to refinance mortgage loans for which we previously held the MSRs (the “recaptured loans”), our Servicer is generally required to transfer and convey to us, without cost, on a monthly basis a tiered recapture fee. Such fee shall be equal to 70% of the fair market value of the MSRs relating to the recaptured loans subject to the first 30% of the “recapture rate,” 50% of the fair market value of the MSRs relating to the recaptured loans subject to the recapture rate in excess of 30% and up to 50%, and 40% of the fair market value of the MSRs relating to the recaptured loans subject to the recapture rate in excess of 50%. The “recapture rate” means, during each month, the ratio of the aggregate unpaid principal balance of all refinance mortgage loans originated in such month, plus the aggregate unpaid principal balance of all preserved mortgage loans relating to

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closed end second loans originated in such month, to the aggregate unpaid principal balance of all mortgage loans from the portfolio that our Servicer has determined in good faith were refinanced in such month, plus the aggregate unpaid principal balance of all preserved mortgage loans relating to closed end second loans originated in such month. For purposes of such calculation, “preserved mortgage loan” means a mortgage loan in our portfolio as to which the Servicer or its affiliates originated a new closed end second loan in a subordinate position to such mortgage loan. The Servicer will also convey a recapture fee of $900 per loan if the Servicer originates a mortgage loan for the purpose of purchasing a property where the customer has or had a mortgage loan for which we hold or held the MSR.

The MSR recapture agreement expires, unless terminated earlier in accordance with the terms of the agreement, on December 31, 2029, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

We recognized $2.2 million in MSR recapture fees during Fiscal 2024 under the terms of the MSR recapture agreement in effect as of Fiscal 2024.

Loan Purchase Agreement

We have entered into a mortgage loan purchase agreement with our Servicer. Currently, we use the mortgage loan purchase agreement for the purpose of acquiring residential mortgage loans originated by our Servicer. The loan purchase agreement contains customary terms and provisions, including representations and warranties, covenants, repurchase remedies and indemnities. The purchase prices we would pay our Servicer for such loans are market-based.

During Fiscal 2024, we purchased approximately $663.0 million of residential loans from our Servicer under the mortgage loan purchase agreement.

Approval of Related Party Transactions

Our Code of Business Conduct and Ethics requires employees, officers and trustees to avoid any conflicts of interests that create or appear to create a conflict of interest between their personal interests and the interests of our Company.

We have also adopted a written policy that specifically governs related party transactions. The related party transactions policy generally prohibits any related party transaction unless it is reviewed and approved by our Related Party Matters Committee and/or a majority of our independent trustees in accordance with the policy. With certain exceptions, a related party transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000 in the aggregate in any calendar year, and in which any related party has, had or will have a direct or indirect interest. A related party is any person who is, or at any time since the beginning of our last fiscal year was, a trustee or executive officer of our Company or a nominee to become a trustee of our Company; any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; any immediate family member of any of the foregoing persons (which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of any of the foregoing persons); and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. In determining whether to approve a related party transaction, the Related Party Matters Committee and/or independent trustees consider all facts and circumstances that they deem relevant to the transaction, including, among other things, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Related Party Matters Committee has also retained the services of an independent consultant who assists the Related Party Matters Committee in reviewing certain related party transactions.

The related party transactions policy governs the process for identifying potential related party transactions and seeking review, approval and/or ratification of such transactions. In addition, each of our trustees and executive officers is required to complete an annual disclosure questionnaire and report all transactions with us in which they and their immediate family members had or will have a direct or indirect material interest with respect to us. We review these questionnaires and, if we determine that it is necessary, discuss any reported transactions with our Related Party Matters Committee and/or our Board in accordance with the related party transactions policy.

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ANNUAL REPORT ON FORM 10-K

Annual Report on Form 10-K

Our Annual Report on Form 10-K for Fiscal 2024, which contains our consolidated financial statements for Fiscal 2024, accompanies this Proxy Statement, but is not a part of our soliciting materials. Shareholders of record as of the record date may obtain, without charge, a paper copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the SEC, including the financial statements and schedules thereto, without the accompanying exhibits, upon written request to Investor Relations, PennyMac Mortgage Investment Trust, 3043 Townsgate Road, Westlake Village, California 91361. A list of exhibits is included in our Annual Report on Form 10-K and exhibits are available from us upon the payment to us of the cost of furnishing them. Our Annual Report on Form 10-K is also available on our website, pennymacmortgageinvestmenttrust.com, under “SEC Filings.”

Other Matters

Delinquent Section 16(a) Reports

We believe that based solely upon our review of copies of forms we have received or written representations from reporting persons, during Fiscal 2024, all filing requirements under Section 16(a) of the Exchange Act applicable to our officers, trustees and beneficial owners of more than ten percent of our common shares were complied with on a timely basis.

Other Matters for Consideration at the Annual Meeting

As of the date of this Proxy Statement, our Board does not know of any matter that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other matters are properly presented at the Annual Meeting, your signed proxy card authorizes David A. Spector, our Chairman and Chief Executive Officer, and Derek W. Stark, our Secretary, to vote on those matters according to their best judgment.

Householding of Proxy Materials

As permitted by the SEC, we will deliver a single copy of the notice, proxy statement and annual report to shareholders who have the same address and last name, unless we have received contrary instructions from such shareholders. Each shareholder will continue to receive a separate proxy card. This procedure, called “householding,” will reduce the volume of duplicate information you receive and reduce our printing and postage costs, which is consistent with our corporate sustainability efforts. We will promptly deliver a separate copy of the proxy statement and annual report to any such shareholder upon written or oral request. A shareholder wishing to receive a separate proxy statement or annual report can notify us at Investor Relations, PennyMac Mortgage Investment Trust, 3043 Townsgate Road, Westlake Village, California 91361, telephone: (818) 224-7028. Similarly, shareholders currently receiving multiple copies of these documents can request the elimination of duplicate documents by contacting us as described above.

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INFORMATION CONCERNING VOTING AND SOLICITATION

Information Concerning Voting and Solicitation

General Meeting Information

The 2025 Annual Meeting will be conducted online via live webcast at www.virtualshareholdermeeting.com/PMT2025 on Tuesday, June 24, 2025 at 11:00 a.m. Pacific Time, subject to any postponements or adjournments thereof. The Board is soliciting proxies to be voted at our Annual Meeting. Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials primarily via the Internet, rather than mailing paper copies of these materials to each shareholder. On or about April 29, 2025, we began mailing a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access the proxy materials, vote, and request paper copies of the proxy materials. Access to the proxy materials and online voting will be available at www.proxyvote.com. We believe this process expedites shareholders’ receipt of the proxy materials, lowers the cost of printing and distribution, and reduces the environmental impact associated with the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders

This Notice of 2025 Annual Meeting of Shareholders, Proxy Statement and 2024 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for Fiscal 2024, are available at www.proxyvote.com. At this website, you will find a complete set of the following proxy materials: Notice of 2025 Annual Meeting of Shareholders, Proxy Statement and 2024 Annual Report to Shareholders and form proxy card. You are encouraged to access and review all of the important information contained in the proxy materials before submitting a proxy or voting at the Annual Meeting.

What am I voting on?

You will be entitled to vote on the following scheduled proposals at the Annual Meeting:

•	The election of three (3) Class I trustees, each for a term expiring at the 2028 annual meeting of shareholders;

•	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

•	The approval, by non-binding vote, of our executive compensation.

How does our Board of Trustees recommend that I vote on these proposals?

Our Board of Trustees, or the Board, recommends that you vote “FOR” the approval of Proposals 1, 2 and 3.

Who can attend the Annual Meeting?

Our Board has set April 28, 2025 as the record date for the Annual Meeting. The 2025 Annual Meeting will be conducted online via live webcast at www.virtualshareholdermeeting.com/PMT2025 on Tuesday, June 24, 2025 at 11:00 a.m. Pacific Time, subject to any postponements or adjournments thereof.

To be admitted to the Annual Meeting virtually, you will need to log-in to www.virtualshareholdermeeting.com/PMT2025 using the 16-digit control number found on the proxy card, voting instruction form, notice of internet availability of proxy materials or email, as applicable, previously sent or made available to shareholders entitled to vote at the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 11:00 a.m. Pacific Time. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time. If you encounter any difficulties accessing the 2025 Annual Meeting or during the meeting time, please call the technical support number on the virtual meeting site. Shareholders may submit questions related to the items of business set forth on the agenda in advance of the Annual Meeting by sending an email to investorrelations@pennymac.com (shareholders are asked to include the full name of the account holder so we can confirm your status as a shareholder). Questions must be received by 5:00 PM PT on June 23, 2025.

Who is entitled to vote at the Annual Meeting?

If you were a shareholder of record as of the close of business on the record date, you are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. As of the record date, 87,010,608 common shares were issued and outstanding.

You are entitled to one vote on each proposal for each common share you held on the record date.

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INFORMATION CONCERNING VOTING AND SOLICITATION

How many shares must be present to hold the Annual Meeting?

The presence in person (virtually via live webcast) or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting on any matter constitutes a quorum, which is required in order to hold the Annual Meeting and conduct business. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned to solicit additional proxies.

What shareholder approvals are required to approve the proposals?

Proposal 1. Our Second Amended and Restated Bylaws provide for a majority voting standard for the election of trustees in an uncontested election and plurality voting in contested trustee elections. Because this election is uncontested, each trustee nominee must be elected by a vote of the majority of the votes cast by holders of our common shares, meaning that the number of shares voted “FOR” a trustee must exceed the number of shares voted “AGAINST” that trustee. Abstentions and broker non-votes will have no effect on the outcome of the election of trustees.

If any nominee for trustee fails to receive the required majority vote for election or re-election, the trustee will promptly tender to the Board for its consideration his or her offer to resign from the Board.

Proposals 2 & 3. Approval of each of the other proposals (namely, our proposals to ratify the appointment of Deloitte & Touche LLP and to approve our executive compensation) also requires affirmative vote of a majority of the votes cast by the holders of our common shares voting in person or by proxy at the Annual Meeting. For the proposals to approve our executive compensation and to ratify the appointment of Deloitte & Touche LLP, abstentions and broker non-votes will have no effect on the outcome of the approval of these proposals. An abstention is the voluntary act of not voting by a shareholder who is present in person or by proxy at a meeting and entitled to vote.

Please note, however, that the vote on Proposals 2 and 3 will be advisory only and will not be binding. The results of the votes on these proposals will be taken into consideration by our Board or the appropriate committee of our Board, as applicable, when making future decisions regarding these matters.

How will voting on any other business be conducted?

Other than the proposals described in this Proxy Statement, we know of no other business to be considered at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, your signed proxy card or Internet or telephonic voting instructions will authorize David A. Spector, our Chairman and Chief Executive Officer, and Derek W. Stark, our Secretary, to vote on those matters according to their best judgment.

How do I vote my shares as a shareholder of record?

If you were a shareholder of record as of the close of business on the record date, you may vote as instructed on the proxy card by using one of the following methods:

By Mail. If you received a printed copy of the proxy materials, please mark your selections on, and sign and date, the printed proxy card, and return the proxy card by mail in the postage-paid envelope provided.

By Internet. To vote by Internet, go to www.proxyvote.com and follow the instructions at that website. Internet voting is available 24 hours a day, although your vote by Internet must be received by 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. If you vote by Internet, do not return your proxy card or voting instruction card. If you are a registered shareholder, you will need to have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. If you hold your shares in “street name,” please refer to the Notice or voting instruction card provided to you by your broker, bank or other holder of record for Internet voting instructions.

By Telephone. To vote by telephone, registered shareholders should dial 800-690-6903 and follow the recorded instructions. Telephone voting is available 24 hours a day, although your vote by phone must be received by 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. You will need the control number found either on the Notice or on the proxy card if you are receiving a printed copy of these materials. If you vote by telephone, do not return your proxy card or voting instruction card. If you are a registered shareholder, you will need to have your proxy card in hand when you call and then follow the instructions. If you hold your shares in “street name,” please refer to the Notice or voting instruction card provided to you by your broker, bank or other holder of record for telephone voting instructions.

Online Annual Meeting. You may vote your shares during the Annual Meeting (up until the closing of the polls) by following the instructions available at www.virtualshareholdermeeting.com/PMT2025 during the meeting.

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If you vote prior to the Annual Meeting, it will assure that your vote is counted. Even if you plan to attend the online Annual Meeting, we encourage you to vote in advance of the Annual Meeting, so your vote will be counted if you later decide not to attend the Annual Meeting. Whether you vote by mail, by Internet or by telephone, the proxies identified will vote the shares as to which you are the shareholder of record in accordance with your instructions. If a printed proxy card is signed and returned and no instructions are marked, the shares will be voted as recommended by our Board in this Proxy Statement.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares.

If my broker holds my shares in “street name,” how do I vote my shares?

If you own your shares in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has provided a voting instruction form for you to use in directing the broker or nominee how to vote your shares. Please follow the instructions provided on such voting instruction form.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card and do not specify how you want to vote your shares, we will vote your shares in accordance with the Board’s recommendations as follows:

•	FOR the election of three (3) Class I trustees, each for a term expiring at the 2028 annual meeting of shareholders

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

•	FOR the approval, by non-binding vote, of our executive compensation.

May I revoke my proxy and change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote before it is taken at the Annual Meeting by delivering a written notice of revocation to the attention of our Secretary at 3043 Townsgate Road, Westlake Village, California 91361 or delivering a duly executed proxy bearing a later date.

What does it mean if I receive more than one proxy card?

It means that your shares may be registered differently and in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

How are votes counted?

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the election of each nominee for the Board identified in this Proxy Statement. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and the proposal to approve, by non-binding vote, our executive compensation. An abstention is the voluntary act of not voting by a shareholder who is present at a meeting in person or by proxy and entitled to vote.

If you submit your proxy but abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. Your shares also will be counted as present at the Annual Meeting for the purpose of calculating the vote on the particular proposal with respect to which you abstained from voting or withheld authority to vote. However, because an abstention is not counted as a vote cast, if you abstain from voting on a proposal, your abstention will have no effect on the proposal in question.

If you hold your shares in “street name” and do not provide voting instructions to your broker or other nominee, your shares will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote under the rules of The New York Stock Exchange, or the NYSE. Under NYSE rules, brokers that hold our common shares in street name for customers that are the beneficial owners of those shares may not give a proxy to vote those shares on certain matters, including the election of trustees and our executive compensation program, without specific instructions from those customers. When a broker lacks authority to vote under these circumstances, this is referred to as a “broker non-vote.” Broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum but will not be considered votes cast and, accordingly, will have no effect on any proposal to be considered at the Annual Meeting.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will count the votes for shares held in “street name” and the votes of shareholders of record. Representatives of our Company will serve as the Inspector of Elections.

How will we solicit proxies for the Annual Meeting?

We are soliciting proxies from our shareholders by mailing the Notice and providing internet access, at www.proxyvote.com, to our Notice of 2025 Annual Meeting of Shareholders, Proxy Statement, 2024 Annual Report to Shareholders, and proxy card or voting instruction form. In addition, some of our trustees and officers may make additional solicitations by telephone or in person.

| 2025 Proxy Statement	67

INFORMATION CONCERNING VOTING AND SOLICITATION

Who bears the cost of soliciting proxies?

We will pay the cost of the solicitation of proxies, including preparing and mailing the Notice. To the extent any of our trustees or officers solicit proxies by telephone, facsimile transmission or other personal contact, such persons will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of common shares will be requested to forward proxy soliciting materials to the beneficial owners of such shares and will be reimbursed by us for their charges and expenses in connection therewith at customary and reasonable rates.

Can I access the Company’s proxy materials and Annual Report to Shareholders electronically?

This Proxy Statement and our 2024 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for Fiscal 2024, are available at www.proxyvote.com and on our Investor Relations website, pennymacmortgageinvestmenttrust.com/2025AnnMtg.

Will our external manager be present at the Annual Meeting?

Officers of our Manager, PNMAC Capital Management, LLC, will be present at the Annual Meeting.

When are shareholder proposals due for the 2026 Annual Meeting of Shareholders?

No shareholder proposals were received by us to be presented at the Annual Meeting. We intend to hold next year’s annual meeting of shareholders on approximately the same date as the Annual Meeting. Accordingly, if you are submitting a proposal for possible inclusion in next year’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, we must receive the proposal no later than

December 30, 2025. If you are submitting a proposal or nomination for consideration at next year’s annual meeting other than pursuant to Rule 14a-8 of the Exchange Act, we must receive the proposal or nomination no earlier than November 29, 2025 and no later than December 29, 2025.

To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of trustee nominees other than the Company’s nominees for the 2026 annual meeting of shareholders must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act no later than April 27, 2026, including providing a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of trustees in support of trustee nominees other than the Company’s nominees. If the 2026 annual meeting of shareholders is changed by more than 30 calendar days from the first anniversary of the Annual Meeting, shareholders must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act no later than the later of 60 calendar days prior to the date of the 2026 annual meeting of shareholders or the 10th calendar day following the day on which public announcement of the date of the 2026 annual meeting of shareholders is first made.

Who can help answer my questions?

If you have any questions or need assistance voting your shares or if you need additional copies of this Proxy Statement or the proxy card, you should contact:

PennyMac Mortgage Investment Trust

Attention: Investor Relations

3043 Townsgate Road

Westlake Village, California 91361

Phone: (818) 224-7028

Email: investorrelations@pennymac.com

68	| 2025 Proxy Statement

Pennymac Mortgage Investment Trust

PENNYMAC MORTGAGE INVESTMENT TRUST

3043 TOWNSGATE ROAD

WESTLAKE VILLAGE, CA 91361

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 23, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PMT2025

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 23, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V73037-P30926	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

PENNYMAC MORTGAGE INVESTMENT TRUST
The Board of Trustees recommends you vote FOR the election of three Class I Trustees as disclosed in Proposal 1.
1. To elect the three Class I Trustees identified in the enclosed Proxy Statement to serve on our Board of Trustees, each for a term expiring at the 2028 Annual Meeting of Shareholders.

Nominees:	For	Against	Abstain

1a. Scott W. Carnahan	☐	☐	☐

1b. Donna M. Corley	☐	☐	☐

1c. Renee R. Schultz	☐	☐	☐

The Board of Trustees recommends you vote FOR Proposals 2 and 3:				For	Against	Abstain

2. To ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2025.				☐	☐	☐

3. To approve, by non-binding vote, our executive compensation.				☐	☐	☐
NOTE: Such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report are available at www.proxyvote.com.

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V73038-P30926

PENNYMAC MORTGAGE INVESTMENT TRUST

Annual Meeting of Shareholders

June 24, 2025 11:00 AM PDT

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES

The undersigned hereby appoints David A. Spector and Derek W. Stark, and each of them, with the power to act without the other and with the power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the reverse side, all of the shares of PennyMac Mortgage Investment Trust the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held on June 24, 2025, or at any adjournment or postponement thereof, with all the powers the undersigned would possess if present at the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Trustees.

Continued and to be signed on reverse side.